                                                    Exhibit 10.53
LEASE

Between
                                              American Center LLC,
as Landlord

                    And
                                   LDMI Telecommunications, Inc.,
as Tenant

LEASE

THIS LEASE is made and entered into as of January 28, 2003, by and between American Center LLC, a Michigan Limited Liability Company (the "Landlord"), having its principal office at 20500 Civic Center Drive, Suite 3000, Southfield, Michigan 48076, and Tenant named below who agree as follows:

SECTION 1.

                                                                                   BASIC LEASE PROVISIONS

1.01 The following basic lease provisions are an integral part of this Lease and are referred to in other Sections of this Lease.

(a) Tenant's name and jurisdiction of formation:
LDMI Telecommunications, Inc. a Michigan corporation
Tenant Social Security/Taxpayer Identification Number: 38-2940840
Tenant Standard Industrial Classification (SIC) Code Number:  4813 and 4899

(b) Tenant's Address:

8801 Conant Street
Detroit, MI 48211

After Commencement Date:
27777 Franklin Road - Suite 400
Southfield, MI 48034

(c) Manager's Name     REDICO Management, Inc.
and Address:     20500 Civic Center Drive
                                                  Suite 3000
                                                  Southfield, Michigan 48076

(d) Project Name:          American Center
      Building Name:                    American Center
     Building Address:  27777 Franklin Road
                                                    Southfield, MI 48034

(e) Premises: Floor:  4th and 5th
Suite Number:                                        400 and 500
Square Feet:                                           38,336 rentable / 36,290 usable

(f) Term:
Scheduled Occupancy Date:                                      June 1, 2003
Scheduled Expiration Date of Initial Term:     November 30, 2013
Initial Term:                                   Ten (10) years Six (6) months

(g) Base Rent:
Date	Monthly Base Rent	Annual Base Rent
6/1/03 - 5/31/04	$66,289.33	$795,471.96
6/1/04 - 5/31/05	$67,886.67	$814,640.04
6/1/05 - 5/31/06	$69,484.00	$833,808.00
6/1/06 - 5/31/07	$72,678.67	$872,144.04
6/1/07 - 5/31/08	$74,276.00	$891,312.00
6/1/08 - 5/31/09	$75,873.33	$910,479.96
6/1/09 - 5/31/10	$77,470.67	$929,648.04
6/1/10 - 5/31/11	$79,068.00	$948,816.00
6/1/11 - 5/31/12	$80,665.33	$967,983.96
6/1/12 - 5/31/13	$82,262.67	$987,152.04
6/1/13 - 11/30/13	$82,262.67	N/A
	Aggregate	$9,445,032.06

(h) Tenant's Proportionate Share:

Tenant’s Proportionate Share of Operating Expenses, Utilities and Taxes:
38,336 Rentable square feet in the Premises divided by
488,465 Rentable square feet in the Building = 7.8483%

Tenant’s Proportionate Share of Office Tower Space Cleaning:
38,336 Rentable square feet in the Premises divided by
442,370 Rentable square feet in the Building = 8.6660%

(i)  Number of Tenant’s Designated Parking Spaces: Ten (10) at an initial increase of additional rent of $75.00 per space per month.

(j) Security Deposit: NONE

(k) Tenant Improvement Allowance: See Exhibit D

(l) Base Year: 2004

(m) Permitted Use: Office Use

SECTION 2.

THE PREMISES

2.01 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby leases to Tenant the premises set forth in Section 1.01(e) (the "Premises") in the building(s) (the "Building") described in Section 1.01(d), together with the right to use the parking and common areas and facilities which may be furnished from time to time by Landlord (collectively the "Common Areas"), including, without limitation, all common elevators, hallways and stairwells located within the Building, and all common parking facilities, driveways and sidewalks, in common with Landlord and with the tenants and occupants of the Project, their agents, employees, customers, clients and invitees. No later than thirty (30) days after the date of this Lease, Tenant, at its sole cost and expenses, may engage an architect to measure the floor area of the Premises in accordance with the BOMA Standard (as defined below) using a common area load factor of 5.638%, and to certify the results of such measurement to Landlord and Tenant in writing. If Landlord disputes the results, Landlord, Landlord’s architect, if any, Tenant, and Tenant’s architect shall meet and resolve the dispute within five (5) days a the delivery of Landlord’s notice. If the measured Rentable Floor Area of the Premises as accepted by Landlord and Tenant is more than 1% different from that specified in Section 1.1(e), the Annual Base Rental and Monthly Installments of Base Rent and Tenant Improvement Allowance shall each be recomputed, using the square footage figure of the measured Rentable Floor Area of the Premises. Landlord and Tenant agree that in such event, they shall each execute an amendment hereto or, at Landlord’s option, a restatement hereof reflecting the changes in Rentable Floor Area, Proportionate Share, Annual Base Rent, Monthly Installments of Base Rent and Tenant Improvement Allowance. The "BOMA Standard" means the Standard Method for Measuring Floor Areas as published by the Secretariat, Building Owners and Managers Association International (“BOMA”) (ANSI/BOMA Z65-1996), approved June 7, 1996. If Tenant fails to so measure on its own initiative, Tenant agrees that the Premises and the Building shall be deemed to include the number of rentable square feet set forth in Section 1.01(h) and in no event shall Tenant have the right to challenge, demand, request or receive any change in the base rent or other sums due hereunder as a result of any claimed or actual error or omission in the rentable or usable square footage of the Premises, the Building or the Project. However, should Landlord make any alterations or additions to the Building which change the total rentable square footage of the Building or if Tenant relocates within the Building, the calculation in 1.01 (h) will be adjusted in accordance with the BOMA Standard. Landlord reserves the right at any time and from time to time to make alterations or additions to the Building or the Common Areas, and to demolish improvements on and to build additional improvements on the land surrounding the Building, during which time Tenant shall continue to have access to the Building and the Premises and Tenant’s use of the Premises shall not be materially adversely affected, and to add or change the name of the Building from time to time, in its sole discretion without the consent of Tenant and the same shall not be construed as a breach of this Lease. The Building, the other buildings listed in Section 1.01(d), the Common Areas and the land surrounding the Building and the Common Areas are hereinafter collectively referred to as the "Project".

2.02 Landlord agrees to construct the improvements to the Premises (the "Tenant Improvements") in accordance with the space plan(s) (as it may be amended by approved change orders, the "Plans"), attached as Exhibit "A". Landlord shall develop and deliver to Tenant construction documents for the construction of the Tenant Improvements, together with a line item construction budget estimating the cost of the Tenant Improvements, all of which shall be subject to Tenant ‘s approval, which approval shall not be unreasonably withheld or delayed. Landlord will use commercially reasonable efforts to develop and submit the final construction documents and the line item budget to Tenant in order for Tenant to meet the deadlines described in Section 2.04 below. Landlord shall do all work and do all things necessary to obtain building permits necessary to build and construct the improvements in accordance with the Plans (including, but not limited to, obtaining necessary building permits, occupancy permits and construction drawings. All material changes from the Plans which Landlord determines are necessary during construction shall be submitted to Tenant for Tenant's approval or rejection. If Tenant fails to notify Landlord of Tenant's approval or rejection of such changes within five (5) business days of receipt thereof, Tenant shall be conclusively deemed to have approved such changes. Landlord's approval of the Plans shall not constitute a representation, warranty or agreement (and Landlord shall have no responsibility or liability for) the completeness or design sufficiency of the Plans or the Tenant Improvements, or the compliance of the Plans or Tenant Improvements with any laws, rules or regulations of any governmental or other authority.

2.03 The provisions of Exhibit D, special provisions, shall govern the cost of constructing Tenant Improvements.

2.04 Landlord intends to construct the Tenant Improvements and deliver the Premises "ready for occupancy" (as defined below) to Tenant on the Scheduled Occupancy Date set forth in Paragraph 1.01(f). The Premises will be conclusively deemed "ready for occupancy" on the earlier to occur of when: (i) the work to be done under this Paragraph has been substantially completed and after the issuance of a conditional or temporary certificate of occupancy for the Premises by the appropriate government agency within whose jurisdiction the Building is located (provided the conditions set forth in the conditional or temporary certificate of occupancy do not materially interfere with the use of the Premises by Tenant), or (ii) when Tenant takes possession of the Premises (except pursuant to the provisions set forth in Exhibit D, Section D6). The Premises will not be considered unready or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done within the Premises or Common Areas of the Building, or if only landscaping or exterior trim remains to be done outside the Premises, or if the delay in the availability of the Premises for Tenant's occupancy is caused in whole or in material part by Tenant. By occupying the Premises, Tenant will be deemed to have accepted the Premises and to have acknowledged that they are in the condition called for in this Lease, subject only to "punch list" items (as the term "punch list" is customarily used in the construction industry in the area where the Project is located) identified by Tenant by written notice delivered to Landlord within ten (10) days after the date Landlord tenders possession of the Premises to Tenant in accordance with the terms hereof. If in good faith Landlord is delayed or hindered in construction by any labor dispute, strike, lockout, fire, unavailability of material, severe weather, acts of God, restrictive governmental laws or regulations, riots, insurrection, war or other casualty or events of a similar nature beyond its reasonable control ("Force Majeure"), the date for the delivery of the Premises to Tenant "ready for occupancy" shall be extended for the period of delay caused by the Force Majeure. If Landlord is delayed or hindered in construction as a result of change orders or other requests by, or acts of, Tenant (“Tenant Delay”) the date for the delivery of the Premises to Tenant “ready for occupancy” shall be extended by the number of days of delay caused by Tenant Delay. The Scheduled Occupancy Date as extended as a result of the occurrence of a Force Majeure or Tenant Delay or with the consent of Tenant, is herein referred to as the Occupancy Date. Notwithstanding anything set forth in this Lease to the contrary, in the event the Occupancy Date does not occur on or before the date which is six (6) months after the date (the “Approval Date”) of the approval of the construction documents and line item budget for the Tenant Improvements by Landlord and Tenant, except for delays caused by Force Majeure or Tenant Delays or with the consent of Tenant, then Tenant, as its sole and exclusive remedy, shall have the right to notify Landlord of Tenant’s intent to terminate this Lease by the delivery of written notice thereof to Landlord of such failure and if Landlord shall fail to deliver the Premises to Tenant "ready for occupancy" within ten (10) days after such notice, this Lease shall automatically terminate and neither Landlord nor Tenant shall have any further obligations to the other hereunder. In addition, if Tenant approves a preliminary space plan for the Premises prior to February 1, 2003, and if the Approval Date occurs prior to March 1, 2003, in the event the Occupancy Date does prior to July 1, 2003, except for delays caused by Force Majeure or Tenant Delays or with the consent of Tenant, then Tenant, as its sole and exclusive remedy, shall have the right to receive a rental abatement of one (1) day of Base Rent for each day that elapses between July 1, 2003 and the actual Occupancy Date (which rental abatement shall commence upon the Commencement Date), and the Term shall be extended by a like number of days. If Tenant does not meet the February 1 or March 1 deadlines, then the July 1 date shall be extend for each day that elapses until Tenant preliminary space plan or the Approval date occurs, as the case may be. Otherwise, Landlord shall not be subject to any liability for failure to deliver possession of the Premises to Tenant "ready for occupancy" on the Scheduled Occupancy Date and the validity of the Lease shall not be impaired by such failure.

SECTION 3.

THE TERM

3.01 The initial term of this Lease (the "Initial Term or "Term"") will commence (the "Commencement Date") on the earlier of: (i) the date Tenant takes possession of the Premises; or (ii) the Occupancy Date; or, (iii) the date the Occupancy Date would have occurred in the absence of Tenant Delay. Unless sooner terminated or extended in accordance with the terms hereof, the Lease will terminate the number of Lease Years and Months set forth in Paragraph 1.01(f) after the Commencement Date. If the Commencement Date is other than the first day of a calendar month, the first Lease Year shall begin on the first day of the first full calendar month following the Commencement Date. Upon request by Landlord, Tenant will execute a written instrument confirming the Commencement Date and the expiration date of the Initial Term.

SECTION 4.

THE BASE RENT

4.01 From and after the Commencement Date, Tenant agrees to pay to Landlord, as minimum net rental for the Initial Term and Option Terms of this Lease, the sum(s) set forth in Paragraph 1.01(g) (the "Base Rent"). The term "Lease Year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the date determined in accordance with Section 3.01. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year.

4.02 Base Rent and other sums due Landlord hereunder shall be paid by Tenant to Landlord in equal monthly installments (except as otherwise provided herein), in advance, without demand and without any setoffs or deductions whatsoever, on the first day of each and every calendar month (the "Rent Day") during the Initial Term and Option Terms, if any, at the office of Manager as set forth in Section 1.01(c), or at such other place as Landlord from time to time may designate in writing. In the event the Commencement Date is other than the first day of a calendar month, the Base Rent for the partial first calendar month of the Initial Term will be prorated on a daily basis based on the number of days in the calendar month and will be paid in addition to the rent provided in Paragraph 4.01 above. Base Rent for such partial calendar month and for the first full calendar month of the first Lease Year shall be paid upon the execution of this Lease by Tenant.

SECTION 5.

LATE CHARGES AND INTEREST

5.01 Any rent or other sums payable by Tenant to Landlord under this Lease which are not paid within five (5) business days after they are due will be subject to a late charge of three percent (3%) of the amount due for first occurrence per calendar year that an amount payable is not paid within five (5) business days after it is due, and ten (10%) percent of the amount due for any subsequent occurrence that an amount payable has not been paid within five (5) business days after such amount was due. Such late charges will be due, and payable as additional rent on or before the next Rent Day.

5.02 Any rent, late charges or other sums payable by Tenant to Landlord under this Lease not paid within ten (10) business days after the same are due will bear interest at a per annum rate equal to the ~~lower~~ higher of: (i) City Bank Prime plus four (4%) percent ~~eighteen (18%) percent~~ per annum, or (ii) ~~the highest rate permitted by law~~ eleven percent (11%) per annum. Such interest will be due and payable as additional rent on or before the next Rent Day, and will accrue from the date that such rent, late charges or other sums are payable under the provisions of this Lease until actually paid by Tenant.

5.03 Any default in the payment of rent, late charges or other sums will not be considered cured unless and until the late charges and interest due hereunder are paid by Tenant to Landlord. If Tenant defaults in paying such late charges and/or interest, Landlord will have the same remedies as Landlord would have if Tenant had defaulted in the payment of rent. The obligation hereunder to pay late charges and interest will exist in addition to, and not in the place of, the other default provisions of this Lease.

 SECTION 6.

OPERATING EXPENSES, UTILITIES, AND TAXES

6.01 In the event that Operating Expenses for the Project, in any calendar year, exceed the Operating Expenses for the Base Year (as defined in Paragraph 1.01(l)), Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share (as defined in Paragraph 1.01(h)) of any such excess. Tenant's obligations hereunder shall be pro-rated for any calendar year in which Tenant is obligated to pay rent for only a portion thereof. For the purposes of this Section, the term "Operating Expenses" shall mean and include those expenses paid or incurred by Landlord for: maintaining, operating, owning, and repairing the Project, providing electricity, steam, water, sewer, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, personal property taxes, insurance (including, but not limited to, fire, extended coverage, liability, worker's compensation, elevator, boiler and machinery, war risk, or any other insurance carried in good faith by Landlord and applicable to the Project); painting, uniforms, management fees, supplies, sundries, sales, or use taxes on supplies or services; wages and salaries of all persons engaged in the operation, maintenance and repair of the Project, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, providing coverage for disability benefits, pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other similar or like expenses which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project; the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing the Project; capital expenditures; legal and accounting expenses including, but not limited to, such expenses as relate to seeking or obtaining reductions in, and refunds of, real estate taxes; or any other expenses or charges, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, owning or repairing the Project.

Notwithstanding anything contained in this Lease to the contrary, if for any reason, including but not limited to imposition of governmental requirements, laws or regulations, or in the event Landlord deems it’s necessary or prudent to expend monies directly or indirectly for the purpose of attempting to reduce energy consumption of the Building and if by generally accepted accounting principles or sound accounting and management principles those funds expended are, or may be treated as capital expenditures, then the calculation of the cost of such capital expenditure that Tenant shall ~~also~~ pay shall equal: (i) its prorata share of the utility charges actually incurred, in accordance with this Lease; plus (ii) its prorata share of the savings generated by the capital expenditures for the applicable period, which savings shall be applied toward amortization of those capital expenditures until such time as the savings from the energy reduction have fully amortized and paid for the capital expenditure.

The term “Operating Expenses” shall not include the following items:

(1) The cost of repairs and general maintenance due to casualty or condemnation paid by proceeds of insurance, by Tenant or by other third parties, and the cost of alterations attributable solely to tenants other than Tenant;

(2) Any ground lease rental or mortgage principal or interest;

(3) Costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space at the Project (except to the extent that such costs are included in connection with the common areas) or to correct defects in the construction of the Project;

(4) Depreciation and amortization, except on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied and amortized over the reasonable useful life;

(5) Attorney’s fees and accountants’ fees incurred in connection with disputes with present tenants or other occupants of the Project (not including disputes, the resolution of which would directly benefit all tenants in the Project);

(6) Except as otherwise set forth above, the costs of new (as opposed to replacement) capital improvements; provided, the amortization of the cost of capital improvements which are in replacement of existing capital improvements shall be amortized over the reasonable useful life;

(7) Amounts paid or incurred by Landlord to affiliates in excess of the prevailing market rate for management or services in the building or for supplies or materials at other first class office buildings in the area;

(8) Interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering this Lease or the Project;

(9) All items and services for which Tenant or any other tenant of the Project reimburses Landlord, including costs of excess or additional services provided to any tenant that are directly billed to such tenant;

(10) Tax penalties incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due;

(11) Landlord’s general corporate overhead and general administrative expenses other than those permitted in this Lease;

(12) Any political or charitable contributions made by Landlord;

(13) Any amount for which Landlord receives reimbursement from others, including without limitation, from insurers;

(14) Marketing expenses, Tenant Improvements and leasing commission incurred in leasing office or other space in the Project;

(15) Expenses incurred in connection with services above Building Standards of the type that are not provided to Tenant but which are provided to other tenant(s) of the Building of Project;

(16) Lights and power costs for individual tenant premises.

(17) Collector quality art work but Operating Expenses will include reasonable and customary decorations.

6.02 If the Project is not fully rented during all or a portion of any year, then Landlord ~~may elect~~ shall to make an appropriate adjustment of the Operating Expenses and Real Estate Taxes (as defined below) for such year and for the Base Year employing sound accounting and management principles, to determine the amount of Operating Expenses and Real Estate Taxes that would have been paid or incurred by Landlord had the Project been fully rented; and the amount so determined shall be deemed to have been the amount of Operating Expenses and Real Estate Taxes for such year. If any expenses relating to the Project, though paid in one year, relate to more than one calendar year, ~~at the option of Landlord~~ shall such expense may be proportionately allocated among such related calendar years. In addition, in the event any Operating Expense or Real Estate Tax applies to only some portion of the Project or is partially allocable to other buildings or projects, Landlord ~~may~~ shall allocate such expense among such buildings and projects in accordance with sound accounting and management principles to determine the amount of Operating Expenses and Real Estate Taxes for the Project and the Building.

6.03 In the event that Real Estate Taxes (as hereinafter defined) for the Project, in any calendar year, exceed the Real Estate Taxes for the Base Year, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of any such excess over and above the Base Real Estate Taxes (as hereinafter defined). The "Base Real Estate Taxes" shall be the Real Estate Taxes shown on the bills for which the "due date" occurs in the Base Year. "Real Estate Taxes" as used herein shall mean real estate taxes, assessments (general, special, ordinary or extraordinary) sewer rents, rates and charges, taxes based upon the receipt of rent, and any other federal, state or local charge (general, special, ordinary or extraordinary) which may now or hereafter be imposed, levied or assessed against the Project or any part thereof, or on any building or improvements at any time situated thereon. In the event the State of Michigan or any political subdivision thereof having taxing authority shall modify, repeal or abolish the ad valorem tax on real property, or impose a tax or assessment of any kind or nature upon, against, or with respect to the Project or the rents payable by Tenant or on the income derived from the Project, or with respect to Landlord's ownership interest in the Project, which tax is assessed or imposed by way of substitution for or in addition to all or any part of the Real Estate Taxes, then such tax or assessment shall be included within the definitions of "Real Estate Taxes"; provided, however, nothing herein contained shall impose an obligation on Tenant to pay the general income tax or Michigan Single Business Tax liabilities of Landlord, except to the extent such a tax is being used to fund governmental functions presently or previously funded by ad valorem taxes on real property.

6.04 At any time and from time to time, Landlord may reasonably estimate the amount by which current Real Estate Taxes and Operating Expenses are expected to exceed the Real Estate Taxes and Operating Expenses for the Base Year (the "Estimated Excess Expenses"). Tenant shall pay its Proportionate Share of the Estimated Excess Expenses by depositing with Landlord on each Rent Day during the term hereof an amount equal to one-twelfth (1/12) of its annual share of the Estimated Excess Expenses. Landlord shall deliver to Tenant, within a reasonable period of time after the close of each calendar year, an annual statement indicating the amount by which the Real Estate Taxes and Operating Expenses actually incurred in that calendar year exceed the Real Estate Taxes and Operating Expenses for the Base Year (the "Actual Excess Expenses"). In the event that the Actual Excess Expenses exceed the Estimated Excess Expenses, Tenant shall pay Tenant's Proportionate Share of the difference to Landlord within fifteen (15) days of delivery of the annual statement. In the event that Estimated Excess Expenses exceed Actual Excess Expenses, then at Landlord's option Tenant shall either be reimbursed to the extent that Tenant's payments toward Tenant's share of the Estimated Excess Expenses exceed Tenant's Proportionate Share of the Actual Excess Expenses, or Tenant shall be granted a corresponding credit against the Base Rent or other sums next due Landlord hereunder or refunded to the Tenant within thirty (30) days after the end of the Lease Term.

6.05 Tenant shall be responsible for and pay before delinquent all municipal, county, and state taxes assessed, levied or imposed during the term of this Lease, and all extensions thereof, upon the leasehold interest and all furniture, fixtures, machinery, equipment, apparatus, systems and all other personal property of any kind whatsoever located at, placed in or used in connection with the Premises.

6.06 Landlord agrees with Tenant that Landlord will furnish heat and air conditioning during normal business hours (8:00 a.m. to 6:00 p.m. Monday through Friday, and Saturday 9:00 a.m. to 2:00 p.m., excluding Building holidays). Landlord shall provide adequate thermal environmental comfort and air velocity limits for the leased premises in accordance with the standards of the American Society of Heating, Refrigeration and Air-Conditioning Engineers, Inc. (“ASHRAE”), in ASHRAE-55. Fresh air levels shall be maintained in accordance with current ASHRAE-62 Standards, as amended (ventilation for acceptable air quality), usual and customary janitorial services, as set forth in Exhibit "C", and provide water and sewer service to the Premises and hot and cold water for ordinary lavatory purposes in the common area restrooms. However, if Tenant uses or consumes water for any other purpose or in unusual quantities (of which fact Landlord shall be the sole judge) Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption. Tenant shall pay for the quantity of water shown on said meter, together with the sewer rents, debt service and other charges made by the local utilities for water and sewer service, as additional rent, at the secondary rate per gallon (general service rate) established by the applicable governmental authority or the applicable utility company providing the water. Whenever machines or equipment which generate heat are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right after seven (7) days prior notice to install supplementary air-conditioning equipment in the Premises, and the cost thereof, and the expense of operation and maintenance thereof, shall be paid by Tenant to Landlord. Although Landlord will provide air-conditioning and/or heat upon the prior request of Tenant in accordance with Building practices for hours other than regular business hours, Tenant will pay Landlord's charges for providing such service. Said charges shall include a cost equal to the cost to operate the equipment for Tenant's expanded business hours and days, and Landlord's maintenance, equipment amortization and other appropriate charges which Landlord determines are attributable to operating the equipment for periods in excess of the normal business hours described above. Currently the charges for the after hours HVAC are $165.00 per hour for one full floor, $80.00 per hour for one-half floor, and the charges for fans only are $60.00 per hour for one floor, $30.00 per hour for one-half floor. All such charges are subject to change at Landlord’s sole discretion, based upon increases in the actual or reasonably estimated cost thereof.

6.07 Tenant shall pay all charges made against the Premises for electricity used upon or furnished to the Premises as and when due during the continuance of this Lease. To the extent electricity is not separately metered for the Premises, Landlord shall make a determination of Tenant's usage of electricity supplied to the Building, and Tenant agrees to pay for such electricity within thirty (30) days after request therefor from Landlord. Whether or not metered, Tenant shall pay for the electricity at the secondary rate (general service rate) established by the applicable governmental authority or the applicable utility company providing the electricity. Tenant shall also pay for fluorescent or other electric light bulbs or tubes and electric equipment used in the leased Premises.

Notwithstanding anything to the contrary contained in this Section 6.07, the Premises, pursuant to the Plans, is metered separately for electricity.

SECTION 7.

USE OF PREMISES

7.01 Tenant shall occupy and use the Premises during the Term for the purposes set forth in Section 1.01(m) only, and for no other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purpose in violation of the laws of the United States, the laws, ordinances or other regulations of the State or municipality in which the Premises are located, or of any other lawful authorities~~, or any building and use restrictions~~ which , now or hereafter affecting the Premises or any part thereof.

7.02 Tenant will not do or permit any act or thing to be done in or to the Premises or the Project which could reasonably be expected to ~~will~~ invalidate or be in conflict with any terms or conditions ~~required to be~~ contained in any ~~property or casualty insurance policy authorized to be issued in the State of Michigan or any term or condition of the Insurance Services Office’s (ISO) Commercial Property Insurance and/or Commercial General Liability Insurance Conditions or any different or additional terms and conditions of any~~ insurance policy in effect on the Premises or the Project from time to time (collectively the “Building Insurance”) as notified by Landlord, nor shall Tenant do nor permit any other act or thing to be done in or to the Premises or the Project which could reasonably be expected to ~~shall or might~~ subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant use the Premises or keep anything on or in the Project except as now or hereafter permitted by the fire regulations, the fire department or zoning, health, safety, land use or other regulations. Tenant, at Tenant’s sole cost and expense, shall comply with all requirements and recommendations for the Premises set forth by any property or casualty insurer or reinsurer providing coverage for the Premises or the Project or by any person or entity engaged by Landlord or Manager to perform any loss control, analysis or assessment for the Premises or the Project. Tenant shall not do or permit anything to be done in or upon the Premises or the Project or bring or keep anything therein or use the Premises or the Project in a manner which increases the rate of premium for any Building Insurance or any property or equipment located therein over the rate in effect at the commencement of the Term of this Lease. In addition, Tenant agrees to pay Landlord the amount of any increase in premiums for insurance which may be charged during the term of this Lease resulting from the act or omissions of Tenant or the character or nature of its occupancy or use of the Project or the Premises, whether or not Landlord has consented to the same. Any scheduled or “make-up” of any insurance rate for the Premises, the Building or the Project issued by any insurance company establishing insurance premium rates for the Premises, Building or the Project shall be prima facie evidence of the facts therein stated and of the several items and charges in the insurance premium rates then applicable to the Premises, the Building or the Project. Tenant shall give Landlord notice promptly after Tenant learns of any accident, emergency, or occurrence for which Landlord is or may be liable, or any fire or other casualty or damage or defects to the Premises, the Building or the Project which Landlord is or may be responsible or which constitutes the property of Landlord.

7.03 Tenant shall not perform acts or carry on any activities or engage in any practices which may injure the Premises or any portion of the Project or which may be a nuisance or menace to other persons on or in the Project. Tenant shall pay all costs, expenses, fines, penalties, or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section.

7.04 Tenant will not place any load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such items shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. If at any time any windows of the Premises are temporarily ~~or permanently~~ closed, darkened or covered in connection with any work performed in the Premises or elsewhere on the Project ~~for any reason whatsoever, including Landlord’s own acts~~, Landlord shall not be liable for any damage Tenant may sustain thereby, and the same shall not be considered a default under this Lease and Tenant shall not be entitled to any compensation therefore nor abatement of any Base Rent or any other sums due hereunder, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction, construction, actual or otherwise.

7.05 During the term hereof, and consistent with janitorial services provided by Landlord, Tenant will keep the Premises in a clean and wholesome condition, will use the same in a careful and proper manner, and generally will comply with all laws, ordinances, orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use thereof. Tenant will not commit waste in or on the Premises, and will use the Premises in accordance with the Rules and Regulations of the Project, as set forth in Exhibit B, attached hereto and made a part hereof.

7.06 As between Landlord and Tenant, after the completion of the Tenant Improvements by Landlord Tenant shall be responsible for any alterations, changes or improvements to the Premises which may be necessary in order for the Premises and Tenant's use thereof to be in compliance with the Americans with Disabilities Act of 1990 and its state and local counterparts or equivalents (the "Disabilities Act") during the term of this Lease.

7.07 For the purposes of this Lease, the term "Hazardous Materials" shall mean, collectively, (i) any biological materials, chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law (as defined below) and (ii) any petroleum or petroleum products and asbestos in any form that is or could become friable.

7.08 For the purposes of this Lease, the term "Environmental Laws" shall mean all federal, state, and local laws, statutes, ordinances, regulations, criteria, guidelines and rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases or Hazardous Materials or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; and their state and local counterparts or equivalents.

7.09 Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials. Tenant shall not allow the storage or use of such Hazardous Materials on the Premises or the Project in any manner prohibited by the Environmental Laws or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, nor allow to be brought into the Premises or the Project any such Hazardous Materials except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials and Landlord consents in writing to the use of such materials. Landlord shall have the right at any times during the term of this Lease to perform assessments of the environmental condition of the Premises and of Tenant’s compliance with this Section 7.09. If at the time that Landlord performs or causes to be performed any such assessment and such assessment or inspection proves that Tenant as a result of the acts and/or omissions of Tenant, Tenant’s employees, invitees, licensees, servants, agents, contractors or designees has caused any (i) non-compliance with any Environmental Law or the highest standards prevailing in the industry for the storage and usage of Hazardous Materials; (ii) damage; or (iii) contamination, or that Tenant is otherwise in default under this Section 7.09 then Tenant shall promptly reimburse Landlord for the cost of the assessment. In connection with any such assessment, Landlord shall have the right to enter and inspect the Premises and perform tests (including physically invasive tests), with twenty four (24) hour prior notice, except in the case of emergency and provided such tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any such assessment by, among other things, responding to inquires and providing relevant documentation and records. Tenant will accept custody and arrange for the disposal of any Hazardous Materials that are required to be disposed of as a result of those tests. Landlord shall have no liability or responsibility to Tenant with respect to any such assessment or test or with respect to results of any such assessment or test. If during the period covered by Tenant’s liability and obligation under this Lease including Section 7.11 any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises or Tenant's activities on the Project and provided such testing indicates that there has been a release of any Hazardous Material and such release is a result of the acts and/or omissions of Tenant, Tenant’s employees, invitees, licensees, servants, agents, contractors or designees. If any inspection indicates any (i) non-compliance with any Environmental Law or the highest standards generally prevailing in the industry for the storage and use of Hazardous Materials and such non-compliance is the result of the actions or omissions of Tenant, Tenant’s employees, invitees, customers, visitors, licensees, servants, agents, contractors of designees; (ii) damage resulting from the acts and/or omissions of Tenant, Tenant’s employees, invitees, licensees, servants, agents contractors or designees; or (iii) contamination resulting from the acts and/or omissions of Tenant, Tenant’s employees, invitees, licensees, servants, agents, contractors or designees, Tenant shall, at its cost and expense, remedy such non-compliance, damage or contamination. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises. Irrespective of whether Landlord elects to inspect the Premises, if Hazardous Materials are found on or about the Premises, Landlord shall have no responsibility, liability or obligation whatsoever with respect to the existence, removal or transportation of the Hazardous Material or the restoration and remediation of the Premises. Tenant’s obligations under this Section 7.09 with respect to any environmental condition shall not be applicable to the extent that such environmental condition (a) exists prior to the commencement of the initial term of the Lease, or (b) results from (i) the actions or omission of Landlord either before the commencement of this Lease, during the term hereof or after the termination of this Lease, or (ii) the actions or omissions of any preceding or succeeding tenant or owner of the Premises, or (iii) the actions or omissions of any person or entity who or which is not a subtenant, employee, agent, invitee, customer, visitor, licensee, contractor or designee of Tenant. Further, Landlord shall have the right to require Tenant to immediately terminate the conduct of any activity in violation of the Environmental Law, the highest standards prevailing in the industry for the storage and use of Hazardous Materials or, if none exist, the standards determined by Landlord.

7.10 Tenant further agrees that it will not, by either action or inaction, invite or otherwise cause agents or representatives of any federal, state or local governmental agency to enter onto the Premises or the Project and/or investigate the Premises or the Project. This agreement does not allow Tenant to obstruct any such entry or investigation and the mere fact of a regulatory agency entry or investigation without Tenant's involvement either by action or inaction shall not be deemed a breach of this lease. Nothing set forth in this paragraph shall prohibit Tenant from reporting any fact or condition which Tenant has been advised it has a legal obligation to report provided Tenant first notifies Landlord of such fact or condition and Tenant's intention to report the fact or condition.

7.11 After the completion of the construction of the Tenant Improvements by Landlord Tenant shall indemnify, hold harmless and defend Landlord, its licensees, servants, agents, employees and contractors from any loss, damage, claim, liability or expense (including reasonable attorney’s fees) arising out of the failure of the Premises or Tenant’s use thereof to be in compliance with Disabilities Act. Tenant shall not be required to indemnify, hold harmless or defend Landlord for the failure, if any, of the ~~common areas~~ Common Areas (including the parking areas, ramps and walkways) to comply with the Disabilities Act. Tenant shall indemnify, hold harmless and defend Landlord, its licensees, servants, agents, employees and contractors for any loss, damage, claim, liability or expense (including reasonable attorney’s fees) arising out of any violation of any Environmental Law(s) by Tenant or its responsible parties (as described in Section 7.09 above) on the Premises or the Project which occurs after the date hereof. Tenant shall notify Landlord as soon as possible after Tenant learns of the existence of or potential for any such loss, damage, claim, liability or expense arising out of any violation or claimed ~~suspected~~ violation of any Environmental Law(s) or the Disabilities Act. In the event Tenant refuses to address such violation or suspected violation within five (5) days of such notice from Landlord, and, thereafter, to investigate such violation or suspected violation, and promptly commence and diligently pursue any action required to address such violation or suspected violation, Landlord shall have the right, in addition to every other right and remedy it may have hereunder, to terminate this Lease by giving ten (10) days prior written notice thereof to Tenant, and upon the expiration of such ten (10) days, this Lease shall terminate. The covenants set forth herein shall survive the expiration or earlier termination of this Lease.

SECTION 8.

INSURANCE

8.01 Commencing on the Commencement Date, Tenant shall, during the Term of this Lease, maintain in full force and effect policies of commercial general liability insurance (including premises, operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverage), in a combined single limit amount of not less than Five Million Dollars ($5,000,000), per occurrence (exclusive of defense costs), against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant’s business in, on or about the Premises (which shall include Tenant’s signs, if any), or arising from or related to any act or omission of Tenant or of Tenant’s principals, officers, agents, contractors, servants, employees, licensees and invitees. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage due to the conduct and operation of Tenant’s business in, on or about the Premises, or arising from or related to any act or omission of Tenant or of Tenant’s principals, officers, agents, contractors, servants, employees, licensees and invitees which may increase the risk of liability, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s sole cost and expense.

8.02 Commencing on the Commencement Date, Tenant shall obtain and maintain policies of workers' compensation and employers' liability insurance which shall provide for statutory workers' compensation benefits and employers' liability limits of not less than that required by law.

8.03 Commencing on the Commencement Date, Tenant shall obtain and maintain insurance protecting and indemnifying Tenant against any and all damage to or loss of any personal property, fixtures, leasehold improvements, alterations, decorations, installations, repairs, additions, replacements or other physical changes in or about the Premises, including but not limited to the Tenant Improvements, and all claims and liabilities relating thereto, for their full replacement value without deduction or depreciation. In addition, if Tenant shall install or maintain one or more pressure vessels to serve Tenant’s operations on the Premises, Tenant shall, at Tenant’s sole cost and expense, obtain, maintain and keep in full force and effect appropriate boiler or other insurance coverage therefore in an amount not less than One Million and No/100 Dollars ($1,000,000.00) (it being understood and agreed, however, that the foregoing shall not be deemed a consent by Landlord to the installation and/or maintenance of any such pressure vessels in the Premises, which installation and/or maintenance shall at all times be subject to the prior written consent of Landlord). All insurance policies required pursuant to this Paragraph 8.03 shall be written on a so-called "all risk" form and shall be carried in sufficient amount so as to avoid the imposition of any co-insurance penalty in the event of a loss. Such insurance shall provide the broadest coverage then available, including coverage for loss of profits or business income or reimbursement for extra expense incurred as the result of damage or destruction to all or a part of the Premises.

8.04 All insurance policies which Tenant shall be required to maintain pursuant to this Section 8 shall, in addition to any of the foregoing: be written by insurers which have an A.M. Best & Company rating of "A", Class "X", or better and who are authorized to write such business in the State of Michigan and are otherwise satisfactory to Landlord; be written as “occurrence” policy; be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any ground or building lessor may carry; name Landlord, the Manager, and Landlord's mortgagee and ground or building lessor, if any, as additional insureds; be endorsed to provide that they shall not be cancelled, failed to be renewed, diminished or materially altered for any reason except on thirty (30) days prior written notice to Landlord and the other additional insureds; and provide coverage to Landlord, Landlord's property management company, and Landlord's mortgagee whether or not the event or occurrence giving rise to the claim is alleged to have been caused in whole or in part by the acts or negligence of Landlord, Landlord's property management company, or Landlord's mortgagee. At Landlord's option, either the original policies or certified duplicate copies of the original policies will be delivered by Tenant to Landlord at least ten (10) days prior to their effective date thereof, together with receipts evidencing payment of the premiums therefor. Tenant will deliver certificates of renewal for such policies to Landlord not less than thirty (30) days prior to the expiration dates thereof. No such policy shall contain a deductible or self insured retention greater than ~~$5,000.00~~ $25,000.00 per claim, nor shall any such policy be the subject of an indemnification or other arrangement by which any insured is obligated to repay any insurer with respect to loss occurring on the Premises.

8.05 If Tenant fails to provide all or any of the insurance required by this Section 8 or subsequently fails to maintain such insurance in accordance with the requirements hereof, then after giving ~~one (1)~~ three (3) business days written notice to Tenant, Landlord may (but will not be required to) procure or renew such insurance to protect its own interests only, and any amounts paid by Landlord for such insurance will be additional rental due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 5 hereof. Landlord and Tenant agree that no insurance acquired by Landlord pursuant hereto shall cover any interest or liability of Tenant and any procurement by Landlord of any such insurance or the payment of any such premiums shall not be deemed to waive or release the default of Tenant with respect thereto.

SECTION 9.

DAMAGE BY FIRE OR OTHER CASUALTY

9.01 It is understood and agreed that if, during the Term hereof, the Project and/or the Premises shall be damaged or destroyed in whole or in part by fire or other casualty, without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors, invitees or licensees, which damage is covered by insurance carried pursuant to Section 8 above, unless Landlord elects to terminate this Lease as provided in Paragraph 9.02 below, Landlord shall cause the Project and/or the Premises to be repaired and restored to good, tenantable condition with reasonable dispatch at its expense; provided, however, Landlord shall not be obligated to expend for such repair or restoration an amount in excess of insurance proceeds made available to Landlord for such purpose, if any. Landlord's obligation hereunder shall be limited to repairing or restoring the Project and/or the Premises to substantially the same condition that existed prior to such damage or destruction.

9.02 If (i) more than fifty (50%) percent of the floor area of the Premises shall be damaged or destroyed, (ii) more than twenty-five (25%) percent of the Project shall be damaged or destroyed, or (iii) any material damage or destruction occurs to the Premises or the Project during the last twelve (12) months of the Initial Term or Option Term, as the case may be, then Landlord may elect to either terminate this Lease or repair and rebuild the Premises. In order to terminate this lease pursuant to this Paragraph, Landlord must give written notice to Tenant of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of damage or destruction fitting the above description, and thereupon the term of this Lease shall expire by lapse of time ten (10) days after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord, without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

9.03 Tenant shall give immediate notice to Landlord in case of fire or accident at the Premises. If Landlord repairs or restores the Premises as provided in Paragraph 9.01 above, Tenant shall promptly repair or replace its trade fixtures, furnishings, equipment, personal property and leasehold improvements in a manner and to a condition equal to that substantially existing prior to the occurrence of such damage or destruction.

9.04 If the casualty, or the repairing or rebuilding of the Premises pursuant to Paragraphs 9.01 and 9.02 above shall render the Premises untenantable, in whole or in part, a proportionate abatement of the rent due hereunder shall be allowed from the date when the damage occurred until the date Landlord completes the repairs on the Premises or, in the event Landlord elects to terminate this Lease, until the date of termination. Such abatement shall be computed on the basis of the ratio of the floor area of the Premises rendered untenantable to the entire floor area of the Premises. If Tenant cannot conduct its business in a reasonable manner in the floor area still remaining tenantable after the casualty, or the repairing or rebuilding of the Premises, then the entire Premises shall be deemed untenantable.

9.05 Tenant shall not entrust any property to any employee, contractor, licensee, or invitee of Landlord. Any person to whom any property is entrusted by or on behalf of Tenant in violation of foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Project, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about the Project or caused by operations or construction of any private, public or quasi-public work.

9.06 Within fifteen (15) days of any damage or destruction to the Premises described in Section 9.01, Tenant shall provide written notice to Landlord requesting an estimate of the time required to substantially repair or restore the Premises. If Tenant fails to request said estimate by providing written notice to Landlord within such time period, Tenant’s right to terminate this Lease under this paragraph shall be deemed waived. Within a reasonable time of receipt of Tenant’s notice, Landlord shall provide a written notice to Tenant (the “Landlord Casualty Repair Estimate Notice”) indicating the scheduled completion date to repair or restore the Premises “ready for occupancy” as defined in Section 2.04 to substantially the same condition it existed immediately prior to the damage or destruction. If the scheduled completion date in the Landlord Casualty Repair Estimate Notice is more than one-hundred eighty (180) days after the date of the damage or destruction or more than sixty (60) days during the last twelve (12) months of the Term of the Lease (in each case, the “Restoration Period”), then Tenant may elect to terminate this Lease. In order to terminate this Lease pursuant to this paragraph, Tenant must give written notice to Landlord of its election to so terminate, such notice (the “Tenant Casualty Termination Notice”) shall be given within thirty (30) days of the date the Landlord Casualty Repair Estimate Notice and thereupon the Term of this Lease shall expire by lapse of time thirty (30) days after Tenant Casualty Termination Notice is given and Tenant shall vacate the Premises and surrender the same to Landlord, without prejudice, however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

 SECTION 10.

REPAIRS, RENOVATIONS AND ALTERATIONS

10.01 Tenant shall, at Tenant's sole expense, keep the interior of the Premises and the fixtures therein in good condition, reasonable wear and tear excepted, and will also repair all damage or injury to the Premises and fixtures resulting from the carelessness, omission, neglect or other action or inaction of Tenant, its servants, employees, agents, visitors, invitees or licensees. Such damage shall be promptly repaired or damaged items replaced by Tenant, after ten (10) days written notice from Landlord and at Tenant’s ~~at its~~ sole expense, to the reasonable satisfaction of Landlord. If Tenant fails to make such repairs or replacements, Landlord may do so and the cost thereof shall become collectible as additional rent hereunder and shall be paid by Tenant within ten (10) days after presentation of statement therefor. Landlord shall maintain, and shall make all necessary repairs and replacements to, the Building, the heating, air conditioning and electrical systems located therein, and the Common Areas, provided that at Landlord’s option, (i) Tenant shall make all repairs and replacements arising from its act, neglect or default and that of its agents, servants, employees, invitees and licensees, or (ii) Landlord may make such repairs and replacements and the costs thereof shall become collectable as additional rent hereunder and shall be paid by Tenant within five (5) days after presentation of a statement therefore. Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition, and shall keep and maintain the interior of the Premises in full compliance with the laws of the United States and State of Michigan, all directions, rules and regulations of any health officer, fire marshal, building inspector, or other proper official of any governmental agency having jurisdiction over the Premises, and the requirements of Landlord's mortgagee, all at Tenant's full cost and expense, and Tenant shall comply with all requirements of law, ordinance and regulation affecting the Premises. Tenant shall make all non-structural repairs to the Premises as and when needed to preserve them in good order and condition. All the aforesaid repairs shall be of quality or class equal to the original construction. Tenant shall give Landlord prompt written notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees. There shall be no allowance to Tenant for diminutions of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant, or others making or failing to make any repairs, alterations, additions, or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Section 10 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Section 9 hereof.

10.02 Tenant shall not make any renovations, alterations, additions or improvements to the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. All plans and specifications for such renovations, alterations, additions or improvements shall be approved by Landlord prior to commencement of any work. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with laws, rules and regulations of governmental agencies or authorities, including but not limited to the Americans with Disabilities Act, as amended. Notwithstanding the foregoing, Tenant may make cosmetic alterations to the Premises (i.e., painting, wall papering, new carpeting and the like) costing $25,000.00 or less with notice but without Landlord’s consent provided such alterations do no effect the mechanical, electrical, plumbing, communication, fire, or safety systems of the Building. All renovations, alterations, additions or improvements made by Tenant upon the Premises, except for movable office furniture and movable trade fixtures installed at the expense of Tenant, shall be and shall remain the property of Landlord, and shall be surrendered with the Premises at the termination of this Lease, without molestation or injury. In addition, Landlord may designate by written notice to Tenant the alterations, additions, improvements and fixtures made by or for Tenant, which shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and repair any damage to the Premises caused by such removal. Tenant shall not remove, nor be obligated to remove, the Tenant Improvements shown on the Plans.

10.03 Tenant agrees that all renovations, alterations, additions and improvements made by it pursuant to Paragraph 10.02, notwithstanding Landlord's approval thereof, shall be done in a good and workmanlike manner and in conformity with all guidelines provided by Landlord and all laws, ordinances and regulations of all public authorities having jurisdiction, that materials of good quality shall be employed therein, that the structure of the Premises shall not be impaired thereby, that the work shall be carried out and completed in an orderly, clean and safe manner, and that, while the work is being performed, Tenant shall maintain builder's risk insurance coverage for any improvements in excess of $25,000.00 with Landlord as a named insured, which insurance coverage shall meet the criteria set forth in Section 8.

SECTION 11.

LIENS

11.01 Tenant will keep the Premises free of liens of any sort related to the acts, omissions or contracts of Tenant, and will hold Landlord harmless from any such liens which may be placed on the Premises ~~except those attributable to debts incurred by Landlord~~. In the event a construction or other lien shall be filed against the Building, the Premises or Tenant's interest therein as a result of any work undertaken by Tenant or its employees, agents, contractors or subcontractors, or as a result of any repairs or alterations made by or any other act of Tenant or its employees, agents, contractors or subcontractors, Tenant shall, within ~~two (2)~~ thirty (30 days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security for the discharge of such lien. In the event Tenant shall fail to discharge such lien by payment or bond, after notice, Landlord shall have the right to procure such discharge by filing such bond, and Tenant shall pay the cost of such bond to Landlord as additional rent upon the next Rent Day in accordance with Section 5 hereof.

SECTION 12.

EMINENT DOMAIN

12.01 If all of the Premises are condemned or taken in any manner (including without limitation any conveyance in lieu thereof) for any public or quasi-public use, the term of this Lease shall cease and terminate as of the date title is vested in the condemning authority. If (i) more than fifty (50%) percent of the floor area of the Premises shall be condemned or taken in any manner, or (ii) more than twenty-five (25%) percent of the Building shall be condemned or taken, or (iii) any material condemnation or taking occurs during the last twelve (12) months of the Initial Term or Option Term, as the case may be, or (iv) such a portion of the parking area on the Land is so condemned or taken that the number of parking spaces remaining are less than the number required by applicable zoning laws or other building code for the Building, then Landlord may elect to terminate this Lease. In order to terminate this Lease pursuant to this Paragraph, Landlord must give Tenant written notice of its election to so terminate, such notice to be given not later than ninety (90) days after the completion of such condemnation or taking, and thereupon the term of this Lease shall expire on the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord, without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

12.02 If this Lease is not terminated following such a condemnation or taking, Landlord, as soon as reasonably practicable after such condemnation or taking and the determination and payment of Landlord's award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Landlord and released by Landlord's mortgagee, if any, in restoring, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the Building as was originally constructed by Landlord to an architectural unit as nearly like its condition prior to such taking as shall be practicable; provided, however, Landlord shall not be obligated to expend for such restoration an amount in excess of condemnation proceeds made available to Landlord, if any. Landlord's obligation hereunder shall be limited to restoring the Building and/or the Premises to substantially the same condition that existed prior to such condemnation or taking.

12.03 If this Lease is not terminated pursuant to Paragraph 12.01, the Base Rent and other sums payable by Tenant hereunder, as adjusted as provided herein, shall be reduced in proportion to the reduction in area of the Premises by reason of the condemnation or taking. If this Lease is terminated pursuant to Paragraph 12.01, the minimum net rental and other charges which are the obligation of Tenant hereunder shall be apportioned and prorated accordingly as of the date of termination.

12.04 The whole of any award or compensation for any portion of the Premises taken, condemned or conveyed in lieu of taking or condemnation, including the value of Tenant's leasehold interest under the Lease, shall be solely the property of and payable to Landlord. Nothing herein contained shall be deemed to preclude Tenant from seeking, at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Tenant in the Premises or moving expenses, provided that the award for such claim or claims shall not be in diminution of the award made to Landlord.

12.05 Notwithstanding Landlord’s right to terminate this Lease pursuant to Section 12.01 above, Tenant may elect to terminate this Lease if: (i) more than fifty percent (50%) of the floor area of the Premises shall be condemned or taken in any manner, or (ii) any material condemnation or taking occurs to the Premises during the last twelve (12) months of the Initial Term or Option Term, as the case may be, or (iii) if the Restoration Period (as defined below) for the aforementioned (i) or (ii) is more than one-hundred eighty (180) days after the date of said condemnation or taking (individually referred to as the “Qualified Condemnation”). In order to terminate this Lease pursuant to Qualified Condemnation (i) or (ii) above Tenant shall, within fifteen (15) days after the completion of said condemnation or taking, provide written notice to Landlord indicating its intent to terminate its Lease, and thereupon the Term of this Lease shall expire by lapse of time thirty (30) days after said notice from Tenant is given and Tenant shall vacate the Premises and surrender the same to Landlord, without prejudice, however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant, which were on account of any period subsequent to such date shall be returned to Tenant. If Tenant fails to provide written notice to Landlord within such time period, Tenant’s right to terminate this Lease under this paragraph shall be deemed waived. In order to terminate this Lease for Qualified Condemnation (iii), Tenant shall within fifteen (15) days of the completion of the taking of Qualified Condemnation (i) or (ii), provide written notice to Landlord requesting an estimate of the time required to substantially restore the Premises. If Tenant fails to provide written notice to Landlord within such time period, Tenant’s right to terminate this Lease under this paragraph shall be deemed waived. Within a reasonable time of receipt of Tenant’s notice requesting the restoration time frame, Landlord shall provide a written notice to Tenant (the “Landlord Condemnation Restoration Estimate Notice”) indicating the scheduled completion date to repair or restore the Premises as described in Section 12.02 (the “Restoration Period”). If the Restoration Period is more than one-hundred eighty (180) days after the date of said condemnation or taking, then Tenant may elect to terminate this Lease. In order to terminate this Lease, Tenant must give written notice to Landlord of its election to so terminate, such notice (the “Tenant Condemnation Termination Notice”) shall be given within fifteen (15) days of the date of the Landlord Condemnation Restoration Estimate Notice and thereupon the Term of this Lease shall expire by lapse of time thirty (30) days after Tenant Condemnation Termination Notice is given and Tenant shall vacate the Premises and surrender the same to Landlord, without prejudice, however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

SECTION 13.

ASSIGNMENT OR SUBLETTING

13.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the prior written consent of Landlord, and not to sublet the Premises or any part of the Premises or to allow anyone to use or to come in, through or under the Premises without Landlord's consent, which consent shall not be unreasonably withheld or delayed. Any attempted subletting or assignment without Landlord's consent shall be voidable in Landlord's sole discretion and, at Landlord's option, shall grant Landlord the right to terminate this Lease or to exercise any of the other rights or remedies it may have hereunder. If consented to, no assignment or subletting shall be binding upon Landlord unless the sublessee or assignee shall deliver to Landlord an instrument (in recordable form, if Landlord so requests) containing an agreement of assumption of all of Tenant's obligations under this Lease. In no event may Tenant assign, sublet or otherwise transfer this Lease or any interest in this Lease at any time while an Event of Default exists hereunder. Landlord may, in its sole discretion, refuse to give its consent to any proposed subletting or assignment or exercise its other rights hereunder for any reason, including, but not limited to, the financial condition, creditworthiness or business reputation of the proposed sublessee or assignee, the prevailing market or quoted rental rates for space in the Building or other comparable buildings, and the proposed use of the Premises by, or business of, the proposed sublessee or assignee. One consent by Landlord to a subletting or assignment will not be deemed a consent to any subsequent assignment, subletting, occupation or use by any other person. Neither the consent to any assignment or subletting nor the acceptance of rent from an assignee, subtenant or occupant will constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease. A dissolution, merger, consolidation, or other reorganization of Tenant and the issuance or transfer of twenty (20%) percent or more of the voting capital of Tenant to persons other than shareholders as of the beginning of such period within any twelve (12) month period, shall each be deemed to be an assignment of this Lease, and as such, prohibited without Landlord's prior written consent. Notwithstanding anything in this paragraph to the contrary, notwithstanding the foregoing, the merger, consolidation, or other reorganization of Tenant and the sale of all or substantially all of Tenant’s assets shall be permitted hereunder with thirty (30) day prior written notice, but not prior approval, of Landlord if the resultant entity after such transaction has, and has maintained for each of the two (2) full fiscal years preceding the transaction, a net worth exceeding Five Million Dollars ($5,000,000), determined in accordance with general accepted accounting principles, consistently applied, and Tenant furnishes Landlord evidence reasonably acceptable to Landlord of the net worth standard. Landlord may allow the occupancy of the Premises by Tenant’s parent company or a subsidiary or an affiliate which is wholly owned by Tenant (the “Related Entity”), or the assignment of this Lease or the subletting of all or a portion of the Premises to a Related Entity provided that: (i) Tenant shall give written notice to Landlord at least thirty (30) days prior to said proposed occupancy, assignment or subletting setting forth the terms thereof together with such financial and other information Landlord may request; and (ii) any such occupancy, assignment or subletting shall not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease; and (iii) any such occupancy, assignment or subletting shall be subject to Sections 13.03 and 13.04.

13.02 In the event Tenant desires to sublet all or a portion of the Premises or assign this Lease, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting or assignment together with such financial and other information Landlord may request. Landlord shall have the right, exercisable by written notice to Tenant within ~~sixty (60)~~ thirty (30) days after receipt of Tenant's notice, (i) to consent or refuse to consent thereto in accordance with Paragraph 13.01 above, or (ii) to terminate this Lease which termination may, in Landlord's sole discretion, be conditioned upon Landlord and the proposed subtenant/assignee entering into a new Lease. However, in the event Landlord desires to elect to terminate this Lease, it shall first notify Tenant of its desire whereupon Tenant may withdraw the request within ten (10) days after Landlord’s notice by the delivery of written withdrawal thereof to Landlord whereupon Landlord shall withdraw its recapture option and Tenant shall remain fully obligated under this Lease.

13.03 Upon the occurrence of an Event of Default, as defined under Section 18, if all or any part of the Premises are then sublet or assigned, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the sublessee or assignee all rent becoming due to Landlord by reason of the subletting or assignment. Any collection by Landlord from the sublessee or assignee shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new Lease with such sublessee or assignee.

13.04 In the event Tenant shall sublet all or a portion of the Premises or assign this Lease, one-half of all of the sums of money or other economic consideration received by Tenant or its affiliates, directly or indirectly, as a result of such subletting or assignment, whether denominated as rent or otherwise, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rent under this Lease without effecting or reducing any other obligation of Tenant hereunder.

SECTION 14.

INSPECTION OF PREMISES

14.01 With twenty four (24) hour prior notice, except in the case of an emergency, Tenant agrees to permit Landlord to enter the Premises for the purpose of inspecting the same and to show same to prospective purchasers, tenants or mortgagees of the Project, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord will give Tenant reasonable notice prior to an entry by Landlord pursuant to this Section 14.01, except in the case of emergencies in which event no notice need be given. Landlord shall use reasonable efforts not to disrupt, disturb or interfere with the conduct of Tenant’s business during such entry. Notwithstanding the foregoing, Landlord may enter the Premises with less than twenty four (24) hours prior written notice if Tenant gives Landlord its permission to do so.

SECTION 15.

FIXTURES AND EQUIPMENT

15.01 All fixtures and equipment paid for by Landlord, excluding movable equipment with is funded with that portion of the Tenant Improvement Allowance with may be used for ancillary equipment acquisition is in accordance with Section D.1 below, and all fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time but which are so incorporated and affixed to Premises that their removal would involve damage or structural change to Premises will be and remain the property of Landlord.

15.02 All tenant furnishings, office equipment and tenant fixtures (other than those specified in Sections 10.02 and 15.01), which are paid for and placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) will remain the property of Tenant.

SECTION 16.

PARKING AREAS

16.01 Tenant and its agents, employees, customers, licensees and invitees shall have the non-exclusive right to use in common with Landlord and all other tenants and occupants of the Building and their respective agents, employees, customers, licensees and invitees, the Common Area parking and loading dock facilities, if any, on the Land, and all driveways, entrances and exits located within the Project necessary to provide a means of ingress and egress to and from the Premises. Such use of parking facilities shall be subject to, and consistent with, the Rules and Regulations of the Project (as set forth in Exhibit B), together with such reasonable modifications and additions as may be made thereto during the term of this Lease. Landlord shall designate the number of parking spaces set forth in Paragraph 1.01(i) in the parking lot or parking garage of the Project for the exclusive use of Tenant (the “Tenant's Designated Parking Spaces”). Tenant shall pay Landlord, as additional rent on each Rent Day, an amount set forth in Section 1.01(i). ~~Such sums may be increased by Landlord from time to time by the delivery of thirty (30) days prior written notice to Tenant. Within thirty (30) days of receipt of such notification, Tenant may: (i) accept such increase; or (ii) reject such increase for all or any of its exclusive spaces, in which event Tenant's exclusive parking rights for such spaces shall terminate. If Tenant accepts such increase or fails to reject such increase within the thirty (30) day period, then commencing with the next Rent Day following Landlord's notice, the amount of additional rent payable hereunder shall be increased accordingly.~~ Notwithstanding anything contained herein to the contrary, Landlord shall have the right to relocate Tenant's Designated Parking Spaces within the parking lot of the Project to a place with is not materially farther away from the primary entrance to the Building, and Landlord shall have the right to designate other parking spaces in the parking lot for the exclusive use of others. Tenant agrees to be bound by parking regulations in effect at the Project, together with reasonable modifications or additions as may be necessary during the term of this Lease, as more fully described in Exhibit "B", attached hereto and made part hereof.

SECTION 17.

NOTICE OR DEMANDS

17.01 All bills, notices, requests, statements, communications, or demands (collectively, "notices or demands") to or upon Landlord or Tenant desired or required to be given under any of the provisions hereof must be in writing. Any such notices or demands from Landlord to Tenant will be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered, mailed by United States certified mail, return receipt requested, postage prepaid, or sent via overnight courier service to Tenant at the address of the Premises or at such other address as Tenant may have last furnished in writing to Landlord for such purpose. Any such notices or demands from Tenant to Landlord will be deemed to have been duly and sufficiently given if delivered to Landlord in the same manner as provided above at the address set forth at the heading of this Lease or at the address last furnished by written notice from Landlord to Tenant. The effective date and the delivery date of such notice or demand will be deemed to be the time when it is personally delivered, three (3) days after it is mailed or the day after it is sent via overnight courier as herein provided.

SECTION 18.

BREACH; INSOLVENCY; RE-ENTRY

18.01 Each of the following shall constitute an Event of Default under this Lease: (i) Tenant's failure to pay rent or any other sum payable hereunder for more than five (5) business days after written notice of such failure has been delivered to Tenant (but if one notice has been given in any twelve (12) month period, no further notice shall be required during such twelve (12) month period) ~~when due~~; (ii) Tenant's failure to perform any of the non-monetary terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than ~~seven (7)~~ thirty (30) days after written notice of such failure shall have been delivered to Tenant except in connection with a breach which cannot be remedied or cured within said thirty (30) day period, in which event the time of Tenant within which to cure such breach shall be extended for such time as shall be necessary to cure the same, but only if Tenant, within such thirty (30) business day period, shall have commenced and diligently proceeded to remedy or cure such breach; (iii) if Tenant is named as the debtor in any bankruptcy proceeding, or similar debtor proceeding, and any such proceeding, if involuntary, is not dismissed or set aside within sixty (60) days from the date thereof; (iv) if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors or if a receiver of any property of Tenant in or upon the Premises is appointed in any action, suit or proceeding by or against Tenant, or if Tenant shall admit to any creditor or to Landlord that it is insolvent, or if the interest of Tenant in the Premises shall be sold under execution or other legal process; or (v) if Tenant shall abandon the Premises, vacate the Premises for a period of more than fifteen (15) consecutive days, or suffer this Lease to be taken under any writ of execution. Upon the occurrence of any Event of Default, Landlord, in addition to any other rights and remedies it may have hereunder or by law, shall have the immediate right of re-entry, and may remove all persons and property from the Premises and it shall have the right to abandon or otherwise dispose of such property in any way it may deem fit which is not in contravention of applicable law. In addition, Landlord shall have the right, but not the obligation, to store all or some of the property which may have been removed in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process and all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

18.02 In the event Landlord shall elect to re-enter the Premises in accordance with Paragraph 18.01, or should Landlord take possession of Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may either terminate this Lease or may from time to time without terminating this Lease, make such alterations and repairs as Landlord may deem necessary in order to relet the Premises, and relet the Premises or any part thereof for any such term or terms (which may be for a term extended beyond the term of this Lease) and at such rental or rentals, and upon such other terms and conditions as Landlord may deem advisable.

18.03 Upon the reletting of the Premises in accordance with Paragraph 18.02, all rentals received by Landlord from such reletting shall be applied in the following order of priority: (a) to the payment of any additional rent payable as provided in Section 5 hereof, including interest and late charges; (b) to the payment of any other indebtedness other than rent due hereunder from Tenant to Landlord; (c) to the payment of the actual costs and expenses of obtaining possession, restoring and repairing the Premises and the actual costs and expenses of reletting, including brokerage and reasonable attorneys' fees; and (d) to the payment of any rent and other sums due and unpaid under this Lease. The remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rental received from such reletting during any month is less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord monthly. No such re-entry or taking possession of the Premises or any part thereof by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

18.04 Notwithstanding any reletting of the Premises without termination in accordance with Paragraph 18.02, Landlord may at any time after the occurrence of any Event of Default, terminate this Lease and, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages it may incur by reason of Tenant's breach, including, without limitation, the reasonable cost of recovering and reletting the Premises and reasonable attorneys' fees incidental thereto and the worth at the time of the termination of the amount of rent and other charges payable hereunder for the remainder of the Term, all of which amounts shall be immediately due and payable by Tenant to Landlord.

18.05 In case suit shall be brought or an attorney otherwise consulted, for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either Landlord or Tenant to be kept and performed, or any other action ~~against Tenant~~ against one of the parties by the other ~~Landlord~~, or because of any claimed breach of this Lease by either party ~~Landlord~~ or any other action against one of the parties by the other ~~Landlord by Tenant, (and Landlord shall be the prevailing party), Tenant~~ the non-prevailing party shall pay to the prevailing party ~~shall pay to Landlord~~ all expenses incurred therefor, including a reasonable attorneys’ fee. In addition, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedies; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.

 SECTION 19.

SURRENDER OF PREMISES ON TERMINATION

19.01 At the expiration (or earlier termination) of the Term hereof, Tenant will surrender the Premises (including the Tenant Improvements shown on the Plans, attached hereto as Exhibit A) broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and insured casualty excepted, and promptly upon surrender will deliver all keys and building security cards for the Premises to Landlord at the place then fixed for the payment of rent. At the expiration of the Lease term, Tenant will, at its own cost and expense, repair or pay the cost of restoration with respect to any damage to the Premises arising from the removal of any trade fixtures or similar items. Tenant shall have no rights of removal as to property affixed or otherwise placed on or in the Premises by or at the expense of Landlord, its predecessors, successors or assigns, provided, however, upon expiration of the Term of this Lease other than in accordance with Section D5, Tenant may remove the movable equipment with is funded with that portion of the Tenant Improvement Allowance with may be used for ancillary equipment acquisition is in accordance with Section D.1 below . All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing any property of Tenant together with any property designated by Landlord pursuant to Section 10.02, left on the Premises, shall be paid by Tenant on demand. Tenant shall remove all property of Tenant and make all repairs necessitated thereby at its own cost, as directed by Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

SECTION 20.

PERFORMANCE BY LANDLORD OF THE COVENANTS OF TENANT

20.01 If Tenant fails to pay any sum of money, other than Base Rent, required to be paid hereunder or fails to perform any act on its part to be performed hereunder, including, but not limited to, the performance of all covenants pertaining to the condition and repair of the Premises pursuant to Section 10 above, and if such failure shall not otherwise be cured within the time, if any, provided herein, then upon two (2) days notice for emergency repairs and ten (10) days notice for non-emergency repairs Landlord may (but shall not be required to), without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act. All sums so paid or incurred by Landlord and all incidental costs, including, but not limited to, the cost of repair, maintenance or restoration of the Premises, shall be deemed additional rental and, together with interest thereon computed at the rate set forth in Section 5 hereof from the date of the notice of payment by Landlord until the date of repayment by Tenant to Landlord, shall be payable to Landlord on demand. On default in such payment, Landlord shall have the same remedies as on default in payment of rent. The rights and remedies granted to Landlord under this Section 20 shall be in addition to, and not in lieu of, all other remedies, if any, available to Landlord under this Lease or otherwise, and nothing contained herein shall be construed to limit such other remedies of Landlord with respect to any matters covered herein.

 SECTION 21.

SUBORDINATION; ESTOPPEL CERTIFICATES

21.01 This Lease is subject and subordinate to all ground leases, underlying leases, and mortgages, if any, now or hereafter made, which may now or hereafter affect the Project and to all renewals, modifications, consolidations, replacements and extensions of any such ground leases, underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be necessary. Notwithstanding the foregoing, Landlord reserves the right to declare this Lease prior to the lien of any ground lease, underlying lease, or mortgage now or hereinafter placed upon the real property of which the Premises are a part by recording a written notice of such priority with the register of deeds. Tenant covenants and agrees to execute and deliver, within ten (10) days after requested by Landlord, such further instrument or instruments subordinating this Lease (or declaring the Lease prior and superior) to any lease or proposed lease or to the lien of any such mortgage or mortgages as shall reasonably be desired by Landlord, any lessor or proposed lessor, and any mortgagees or proposed mortgagees.

21.02 In the event any proceedings are brought for foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage made by Landlord covering the Premises, Tenant hereby attorns to the new owner, and  covenants and agrees to execute any instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

21.03 Tenant, within ten (10) days after request (at any time or times) by Landlord, will execute and deliver to Landlord an estoppel certificate, in form reasonably acceptable to Landlord, certifying: (i) to the Commencement Date and expiration date of the Term; (ii) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modifications; (iii) that Tenant does not claim that Landlord is in default in any way, or listing any such claimed defaults and that Tenant does not claim any rights of setoff, or listing such rights of setoff; (iv) to the amount of monthly rent and other sums due hereunder as of the date of the certificate, the date to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent; (v) that Tenant agrees to provide any mortgagee of Landlord with notice of any default by Landlord hereunder and give such mortgagee the opportunity to cure such default within ~~sixty (60)~~ thirty (30) days of such mortgagee's receipt of notice of such default; and (vi) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or lessor of the Premises or any part thereof.

SECTION 22.

QUIET ENJOYMENT

22.01 Landlord agrees that at all times when no Event of Default exists under this Lease, Tenant's quiet and peaceable enjoyment of the Premises, in accordance with and subject to the terms of this Lease, will not be disturbed or interfered with by Landlord or any person claiming by, through, or under Landlord.

SECTION 23.

HOLDING OVER

23.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, Landlord shall have the right to deem Tenant to be occupying the Premises as a tenant from month to month and the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installment of Base Rent payable for the last month of the Term of this Lease for the first two (2) six (6) months after expiration and two hundred percent (200%) of the ~~greater of: (a)~~ the regular monthly installment of Base Rent payable for the last month of the Term of this Lease~~; or (b) the then prevailing market rates of rent for the Project determined by Landlord in its sole and absolute discretion~~. This provision shall not preclude Landlord from terminating the lease or recovering any and all damages Landlord may incur as a result of Tenant's failure to timely deliver possession of the Premises to Landlord or from exercising any other right or remedy it may have hereunder.

SECTION 24.

REMEDIES NOT EXCLUSIVE; WAIVER

24.01 Each and every of the rights, remedies and benefits of Landlord provided by this Lease are cumulative, and are not exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

24.02 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or of any of the rules or regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

 SECTION 25.

WAIVER OF SUBROGATION

25.01 ~~Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under the property insurance for loss, damage or destruction by fire or other casualty carried by the parties hereto and which was in force at the time of any such loss or damage or which would have been so covered had the insurance required hereunder been maintained; provided, however, that this release shall be applicable only with respect to loss or damage occurring during such time as the releasor's policies of insurance contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that it will require its property insurance carriers to include in its policy such a clause or endorsement. However, if such endorsement cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rate in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 25.01 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 25.01, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation referred to above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 25.01 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.~~

Notwithstanding any other term or provision of this Lease to the contrary, Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under the property insurance for loss, damage or destruction by fire or other casualty carried by the parties hereto and which was in force at the time of any such loss or damage, or which would have been so covered had the insurance required hereunder been maintained. If the release of either Landlord or Tenant, as set forth in this Section 25.01, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be not released, but no action or rights shall be sought or enforced against such party. The waiver of subrogation referred to above shall extend to the agents and employees of each party (including as to Landlord, the Manager). Nothing contained in this Section 25.01 shall be deemed to relieve Landlord from any duty imposed elsewhere in this Lease to repair, restore and rebuild. Landlord and Tenant agree that all casualty insurance that they each maintain shall contain full waivers of subrogation, and that the mutual release and waivers of subrogation granted by each party hereto to the other shall be fully effective, for the benefit of each party, and their agents, employees, sublessees, successors and assigns whether or not the insurance required to be maintained hereunder is, in fact, maintained or in force.

SECTION 26.

RIGHT TO SHOW PREMISES

26.01 Landlord may, with reasonable notice, show the Premises to prospective tenants and brokers for the Premises, no sooner than six (6) months prior to the expiration (or early termination) of the Initial Term hereof, and may display signs about the Project and elsewhere advertising the availability of the Premises. Landlord shall use reasonable efforts not to disrupt, disturb or interfere with the conduct of Tenant’s business during such entry.

SECTION 27.

INDEMNIFICATION

27.01 Tenant at its expense will defend, indemnify, save and hold harmless Landlord, its invitees, licensees, servants, agents, employees, affiliated entities and contractors, from and against any loss, damage, claim of damage, liability or expense, (including attorney fees) to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the occupation, use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its invitees, licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any event on or relating to the Premises, whatever the cause or any litigation or other proceeding by or against Tenant to which Landlord is made a party, other than the ~~intentional, willful or malicious~~ negligent act of Landlord ~~which causes an injury which was neither either expected or intended by Landlord when it performed the act in question~~. The provisions of this Section 27.01 will survive the expiration or termination of this Lease.

27.02 Landlord, at its expense, will defend, indemnify, save and hold harmless Tenant, its licensees, servants, agents, employees, affiliated entities and contractors: from and against any loss, damage, claim of damage, liability or expense (including attorneys’ fees) to or for any person or property, whether it is based on contract, tort, negligence or otherwise, or arising directly or indirectly out of or in connection with the condition of the Common Areas or the other parts of the Project not leased to or occupied by others, the use or misuse thereof by Landlord, its licensees, servants, agents, employees, or contractors, the failure of Landlord to comply with the terms of this Lease, or any event on or relating to the Common Areas or the other parts of the Project not leased to or occupied by others, whatever the cause, or any litigation or other proceeding by or against Landlord to which Tenant is made a party, other than the intentional, willful, or malicious or negligent act of Tenant which causes injury and/or damages. Notwithstanding anything to the contrary, the provisions set forth in this Section 27.02 shall not apply for any time period where Tenant has contracted for use or occupancy, under separate agreement and on a temporary basis, any portion of the Common Areas or any portion of the Project other than the Premises. The provisions of this indemnification shall survive expiration and termination of this Lease.

SECTION 28.

DEFINITION OF LANDLORD; LANDLORD'S LIABILITY

28.01 The term "Landlord" as used in this Lease so far as covenants, agreements, stipulations or obligations on the part of Landlord are concerned is limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or transfers of the title to such fee Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed so long as such transferee assumes the obligations of Landlord hereunder.

28.02 Landlord shall not be in default or breach hereof, and Landlord shall have no liability if ~~This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because~~ Landlord is unable to fulfill any of its obligations under this Lease or otherwise ~~is unable to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures~~ if Landlord is prevented or delayed from so doing by reasons of a “Force Majeure”. A Force Majeure shall be shortages of materials, acts of God, governmental restrictions, strike or labor troubles or any cause beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

SECTION 29.

SECURITY DEPOSIT AND SECURITY INTEREST

29.01 Upon execution hereof, Tenant shall deliver to Landlord cash in the amount set forth in Paragraph 1.01(j), above, which Landlord is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall Landlord be obligated to apply the same upon rents or other charges in arrears or upon damages for Tenant's failure to perform the said covenants, conditions, and agreements; Landlord may so apply the security at its option, and Landlord's right to the possession of the Premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned, without interest thereon, to Tenant when this Lease is terminated, and fully performed by Tenant, according to these terms, and in no event is the said security to be returned until Tenant has vacated the Premises and delivered possession to Landlord.

29.02 In the event that Landlord repossesses the Premises because of Tenant's default or because of Tenant's failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of Tenant's default or breach. Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds. In the event Landlord shall use any part of the Security Deposit, Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event of a sale or lease of the Building and the transfer of the Security Deposit to the purchaser or lessee, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall have no legal power to assign or encumber the Security Deposit herein described.

~~29.03 To secure the faithful performance of all covenants, conditions and agreements of this Lease to be performed and observed by Tenant and to secure the payment of all rent and other sums which may be due Landlord under this Lease, Tenant hereby grants Landlord a security interest in all property, equipment, fixtures, chattels, inventory and general intangibles and the proceeds thereof, whether now owned or hereafter acquired, which may at any time be placed in or upon the Leased Premises or used or useable in connection with Tenant's business (collectively the "Collateral"). Upon the occurrence of an Event of Default, Landlord may exercise any of its rights and remedies provided by the Uniform Commercial Code. The proceeds of any such sale, after payment of Landlord's expenses, shall be applied to the payment of Tenant's obligations hereunder and satisfaction of such Event of Default. Enforcement of this security interest shall be in addition to and shall not waive, alter, limit or affect in any manner any other remedies available to Landlord. Tenant agrees that upon Landlord's request it shall execute and deliver all such financing statements as may be necessary to perfect this security interest. Provided no Event of Default exists under the terms of this Lease, then within thirty (30) days after the expiration of the Term, Landlord shall deliver all such termination statements as Tenant may reasonably request, whereupon the security interest granted by this Section 29 shall terminate.~~

SECTION 30.

RULES AND REGULATIONS

30.01 Tenant shall faithfully abide by and observe the rules and regulations for the Building, a copy of which is attached hereto as Exhibit B and made a part hereof, and, after notice thereof, all additions thereto and modifications thereof of uniform applicability from time to time promulgated in writing by Landlord.

SECTION 31.

SIGNS AND ADVERTISING

31.01 No signs, lighting, lettering, pictures, notices, advertisements, shades, awnings or decorations will be displayed, used or installed by Tenant except as approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. All such materials displayed in and about the Premises will be such only as to advertise the business carried on upon the Premises and Landlord will control the location, character and size thereof. Tenant shall not cause or permit to be used any advertising materials or methods which are reasonably objectionable to Landlord or to other tenants of the Building, including without limiting the generality of the foregoing: loudspeakers, mechanical or moving display devices, unusually bright or flashing lights and similar devices the effect of which may be seen or heard from outside the Premises. Tenant shall not solicit business, sell or display merchandise, or distribute hand bills or other advertising matter in the parking area or other Common Areas.

 SECTION 32.

GENERAL

32.01 If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond a party's reasonable control, Landlord or Tenant is unable to furnish or is delayed in furnishing any service required by either party under the provisions of this Lease, or Landlord or Tenant is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of their respective other obligations under this Lease excluding, however, Tenant obligation to pay Base Rent, Operating Expenses, real Estate Taxes, Additional Rent or any other sum due hereunder, no such inability or delay shall constitute a default, breach or an actual or constructive eviction in whole or in part, or, except as otherwise expressly provided herein, entitle Tenant to any abatement or diminution of rental or other charges due hereunder or otherwise relieve Tenant or Landlord from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

32.02 This Lease is being entered into and executed in the State of Michigan, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Michigan.

32.03 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity, or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

32.04 Section headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses contained herein.

32.05 Landlord reserves the right should it become necessary to comply with required laws and regulations, or to assure the health, safety and welfare of Tenant or other occupants of the building to relocate Tenant in other comparable contiguous space in the Building upon not less than sixty (60) days prior written notice to Tenant. Landlord shall pay the cost of moving Tenant to new space, and the cost or reinstalling all of Tenant’s fixtures and equipment so that the new space is fully functional for the conduct of Tenant’s business as conducted in the old space. If Tenant does not wish to accept such relocation, Tenant may object thereto by written notice to Landlord within ten (10) days after the notice from Landlord. In the event Tenant fails to object within such ten (10) day period, Tenant shall be deemed to have accepted the relocation. In the event Tenant so objects, Landlord may rescind the notice of intention to relocate Tenant or may reaffirm said intention, in which event Tenant may terminate this Lease by written notice to Landlord within five (5) days after the affirmation notice from Landlord. In the event Tenant fails to notify Landlord of its termination within such five (5) day period, it shall be deemed to have accepted the relocation. If Tenant terminates this Lease pursuant this paragraph, Tenant must vacate the Premises within thirty (30) days following Tenant's notice to Landlord of termination. As to any relocation of Tenant to substitute space, such substitute space shall (i) be comparable to the Premises, (ii) be contiguous to itself (iii) contain substantially the same tenant improvements, of equal or better quality, to those in the Premises, and (iv) be as suitable as the Premises for the conduct of Tenant’s business, and such substitute space and the Premises shall be concurrently available to Tenant as necessary to provide for continuity in Tenant’s business and to permit relocation of Tenant’s equipment and facilities with reasonable minimal interruption in such business.

32.06 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, successors, administrators and executors provided, however, that no assignment by, from, through, or under Tenant in violation of any of the provisions hereof shall vest in the assigns any right, title, or interest whatsoever. All provisions of this Lease are and will be binding on the successors and permitted assigns of Landlord and Tenant.

32.07 Time shall be and is of the essence in this Lease and with respect to the performance of all obligations of Landlord and Tenant hereunder.

32.08 Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or by the managing agent of the Project or by one or more third persons.

~~32.09 Landlord shall have the right at any time, and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the term of this Lease as so amended and provided, further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less service than it is entitled to receive, nor services of a lesser quality.~~

32.10 Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the Land or the Premises, or with respect to the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as expressly set forth herein; and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

32.11 Annually and at any other time, upon request, Tenant shall promptly furnish Landlord financial statements reflecting Tenant's and any Guarantor's current financial condition. All such financial statements shall be in such form and contain such detail as Landlord shall reasonably request. Any financial statement, or any other information given Landlord by Tenant under this Section 32.11 shall remain confidential.

32.12 In case any provision of this Lease or any agreement or instrument executed in connection herewith shall be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby. This Lease shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.

32.13 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant. This Lease and the Exhibits attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than set forth herein or therein.

32.14 Tenant will not record this Lease or a memorandum hereof, and will not otherwise disclose the terms of this Lease to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an Event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Lease.

32.15 Except as disclosed in writing to Landlord, Tenant represents and warrants to Landlord that there are no claims for brokerage commissions, other than Friedman Real Estate Group, or finder's fees in connection with this Lease as a result of the contracts, contacts or actions of Tenant, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by Tenant (including, without limitation, the cost of counsel fees in connection therewith); from other than Friedman Real Estate Group, such agreement to survive the termination of this Lease. Landlord agrees to be responsible for paying all commissions payable to Friedman Real Estate Group in connection with this Lease.

32.16 The matters set forth on Exhibit D, Special Provisions, if any, are hereby accepted and agreed to between Landlord and Tenant and incorporated herein by reference.

IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:      TENANT:

AMERICAN CENTER LLC, a Michigan Limited Liability Company	LDMI TELECOMMUNICATIONS, INC. a Michigan corporation
By: Southfield Office Manager, Inc.

By:  /s/ Paul A. Stodulski                          By: /s/ Michael Mahoney
Printed: Paul A. Stodulski                                         Printed: Michael Mahoney
Its: Secretary                                                Its: CFO

EXHIBIT A

SPACE PLAN

Approved by Tenant:

TENANT:
LDMI TELECOMMUNICATIONS, INC.,
  a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO

EXHIBIT B

RULES AND REGULATIONS OF THE PROJECT

Tenant agrees for itself, its employees, agents, clients, customers, licensees, invitees and guests, to comply fully with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Project. All rules and regulations set forth in this Exhibit B shall be in addition to, and shall in no way limit, the provisions of the Lease.

1. The Common Areas of the Project shall not be used by Tenant for any purpose other than those for which they are intended or designated.

2. Landlord has the right to reasonably control access to the Project and refuse admittance to any person or persons without satisfactory identification or a pass issued by Tenant during hours reasonably determined by Landlord.

3. No person shall disturb other occupants of the Building by making loud or disturbing noises.

4. Soliciting, peddling and canvassing is prohibited in the Project and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building by any tenant without the prior written consent of Landlord.

5. All deliveries and removals of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such manner as Landlord shall reasonably determine. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Project or the Premises. No load shall be placed on the floors or in elevators in excess of the limits which shall be established by Landlord.

6. Tenant shall not use any equipment emitting noxious fumes or offensive odors unless they are properly vented at Tenant's expense.

7. Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord.

8. No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord, which consent shall not be unreasonably withheld.

9. No hazardous articles, bicycles, vehicles or animals of any kind (other than wheelchairs and motorized scooters or other vehicles utilized by handicapped person and seeing-eye dogs) shall be brought into or kept in or about the Building without the prior consent of Landlord.

10. No marking, painting, drilling, boring, cutting or defacing of the walls, floors or ceilings of the Building, other than that which is reasonably necessary for the hanging of art work, diplomas and similar objects which do not require any material alteration to any wall, floor or ceiling, shall be permitted without the prior written consent of Landlord.

11. The electrical system and lighting fixtures in the Building shall not be altered or disturbed in any manner without the prior written consent from Landlord. Any alterations or additions must be performed by licensed personnel authorized by Landlord.

12. The toilets and other plumbing fixtures shall not be used for any purpose other than that for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

13. Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobbies and other interior common areas of the Project unless clearly designated to the contrary by Landlord.

14. Tenant shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning. Tenant shall not adjust any controls other than room thermostats installed for Tenant's use. Tenant shall not tie, wedge or otherwise fasten open any water faucet or outlet. Tenant shall keep all corridor doors closed.

15. Tenant assumes full responsibility for protecting the Premises from theft, burglary, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

16. Tenant or Tenant's employees shall not distribute literature, flyers, handouts or pamphlets of any kind in any of the common areas of the Project without the prior written consent of Landlord.

17. Tenant shall not sell or prepare any food or beverages in or from the Premises without Landlord's prior written consent, except for coffee, tea, soft drinks, candy, soup and microwave foods prepared for consumption by Tenant, Tenant’s servants, employees, agents, clients, customers, licensees, invitees, visitors, and contractors.

18. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises.

19. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent, which consent shall not be unreasonably withheld.

21. Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant (which it may do, at its own risk, in the event the name of the Building changes), and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

22. Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in or about the Building, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from other areas of the Building.

23. Tenant shall not make any room-to-room canvass to solicit business from other tenants of the Building.

24. No additional locks or similar devices shall be attached to any door and no locks shall be changed without Landlord's prior written consent, which consent shall not be unreasonably withheld. Upon termination of this Lease or of Tenant's possession of the Premises, Tenant shall surrender all keys for door locks and other locks in or about the Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

25. Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without Landlord's prior written consent.

26. Except in the case of any emergency in which event prompt notice shall be given to Landlord, Tenant shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting or other services or work in or about the Premises, except with the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

27. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

28. Tenant shall not overload any floor or elevator and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and locations thereof. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and into and out of the Premises at such times and in such manner as Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and responsibility. Prior to Tenant's removal of any such articles from the Building, Tenant shall obtain written authorization therefore from Landlord.

29. Tenant shall not in any manner deface or damage the Building.

30. Tenant shall not bring into the Building or Premises inflammables such as gasoline, kerosene, naphtha and benzine, or explosives or any other articles of intrinsically dangerous nature.

31. Movement into or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials other than hand-delivered packages, which requires the use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to the hours designated by Landlord. Tenant assumes all risk of damage to any and all articles so moved, as well as injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting therefrom.

32. Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises or the public areas of the Building regardless of whether such loss occurs when the Premises are locked.

33. The Premises shall not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

34. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and the windows may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable cost to Landlord in discharging its obligations regarding cleaning services.

35. Tenant will refer all contractors or installation technicians performing any work on the Premises or the systems thereof ~~rendering any service for Tenant~~ for supervision and approval of Landlord, which approval shall not be unreasonably withheld, before performance of any contractual services.

36. Parking Regulations:
(i)	Cars WILL NOT park in the designated "Reserved" spaces. There will be no parking in any area of the Project other than those areas clearly marked and defined for parking.
(ii)	Parking will be on the basis of first-come, first-served except for Designated Parking Spaces.
(iii)	Parkers will be expected to park their cars in an orderly manner within the marked stalls provided.
(iv)	It is recommended that cars be left in a "brakes on, doors locked" condition at all times.
(v)	No car will be allowed to park in any driveway area or in any manner which will interfere with the normal flow of traffic.
(vi)	Cars parked illegally will be towed at the car owner's expense.
(vii)	Tenant agrees that all its employees have been fully informed as to the content of these regulations.
(viii)	Landlord or Landlord's agents and employees shall not be liable for and Tenant waives all claims resulting from any accident or occurrence in and upon the parking area.
(ix)
All automobiles parked in the parking areas shall be in good condition and repair, utilized for personal transportation, not commercial in nature (excluding service vehicles while the person is performing services at the Premises) and driven and handled at the risk of the owner. Notwithstanding the foregoing, Tenant shall have the right to park (but not repair) not more than three (3) of Tenant’s service vans per night, one of which may be parked nightly on a regular basis and the remaining two (2) of which shall may only be parked nightly on an occasional basis.

(x)
Automobile owner or owner's agents shall not wash, wax or otherwise clean or prep the interior/exterior of vehicles or perform any maintenance whatsoever on vehicles within the parking area or on any part of the parking lot servicing the Building.

(xi)
In the event that automobile owner's use of the parking area violates any local, county or state law, regulation or ordinance, automobile owner's right to utilize the parking area shall immediately cease. In addition, in no event shall Tenant permit its employees, licensees, invitees or other occupants to use more than Tenant's Proportionate Share of the existing parking spaces for the Project.

(xii)	Parking areas shall not be used to store vehicles or for parking large commercial or recreational vehicles.

Tenant shall be responsible for the observance of all the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees, licensees and guests. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants. Landlord shall have the right to amend these rules and regulations from time to time in accordance with the terms of the Lease.

Approved by Tenant:

TENANT:
LDMI TELECOMMUNICATIONS, INC.,
a Michigan corporation

By: /s/Michael Mahoney
Printed: Michael Mahoney
Its: CFO

 EXHIBIT C

DAILY JANITORIAL SERVICE

(a) All waste paper baskets and ashtrays are emptied and cleaned.

(b) All furniture and cleared desks are dusted as required.

(c) All carpeting is vacuum cleaned daily as required.

(d) All doors, doorknobs, and glass are wiped down as required.

(e) Walls are spot cleaned as required.

(f) Windows are spot cleaned as required.

            (g) All corridors, common areas, common area bathrooms, and elevators are cleaned daily, which includes washing all tile floors, washing out the sinks and stalls, vacuum cleaning the hallway carpeting, cleaning out the drinking fountains and spot cleaning the walls and mirrors where necessary.

       (h) All hard surface flooring shown on the Plans is vacuum cleaned daily as required. Such hard surface flooring will be washed on a bi-monthly basis.

Approved by Tenant:

TENANT:
LDMI TELECOMMUNICATIONS, INC.,
  a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO

EXHIBIT D
SPECIAL PROVISIONS

D1 EXCESS TENANT IMPROVEMENT COSTS.

Landlord shall provide up to Nine Hundred Forty-Eight Thousand Eight Hundred Sixteen Dollars ($948,816.00) (the "Tenant Improvement Allowance") for the tenant improvements. Tenant shall be responsible for all costs in excess of the Tenant Improvement Allowance to construct the Tenant Improvements in accordance with the Plans. In the event the cost of completing the Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall retain the difference and Tenant shall have up to twelve (12) months to use the remaining balance of the Tenant Improvement Allowance for other improvements to the Premises or for other ancillary leasehold improvements, such as the installation of equipment, facilities and business communication facilities to the Premises, however, in no event shall such excess Tenant Improvement Allowance available for Tenant’s use for such ancillary costs exceed ~~Ninety Four Thousand Eight Hundred Eighty One and 60/100~~ Two ~~One~~ Hundred Fifty ~~Eighty Nine~~ Thousand ~~Seven Hundred Sixty Three and 20/100~~ Dollars ~~($94,551.60) ($189,763.20)~~ ($250,000.00). If Tenant elects to use any or all of such remaining balance of the Tenant Improvement Allowance Tenant shall provide ten (10) days prior written notice to Landlord of its intent to use all or a portion of such remaining balance of the Tenant Improvement Allowance within thirty (30) days of such notice to Landlord. After the twelfth (12th) lease month Tenant have no claim for and not be entitled to receive any such sums. In the event the estimated cost of completing the Tenant Improvements in accordance with the Plans as a result of Tenant changes shall exceed the Tenant Improvement Allowance, the Landlord shall provide Tenant with a Change Order (as defined below), documenting such increased cost and Tenant shall reimburse Landlord for such increased costs pursuant to the payment terms set forth in such Change Order.

D2 CHANGE ORDERS.

A.
Request for Change. Tenant may request changes to the Plans. In order to request a change, Tenant must give written notice to Landlord of its election to make changes to the Plans (the “Request for Change Notice”). Tenant shall describe in the Request for Change Notice such proposed changes and instruct Landlord whether or not Tenant desires Landlord to stop all construction of the Tenant Improvements. Within three (3) business days of receipt of Tenant’s Request for Change Notice, Landlord shall provide either: (a) Tenant with a written notice (the “Change Order”) describing the proposed work, the cost, and the delay to the TI Completion Date and/or increase the amount of days constituting the Renovation Period, if any; or, (b) a written notice to Tenant indicating the date by which it can respond to the Request for Change Notice with the information required under (a) above, and the delay of the TI Completion Date and/or the increase of the amount of days constituting the Renovation Period. Tenant shall have three (3) days to approve, in writing, the Change Order. In the event Tenant does not accept the Change Order within said three (3) day period, the Plans will remain as last approved by Tenant and Landlord shall continue with the construction of the Tenant Improvements, if pursuant to the Request for Change Notice, construction had been stopped.

B.
Landlord’s Consent to Change. Any changes by Tenant to the Plans shall be subject to Landlord’s prior written consent, as evidenced by Landlord’s delivery of a Change Order. Landlord shall not unreasonably withhold its consent to any such changes, so long as the changes do not create a Design Problem (as defined in Paragraph F below).

C.
Tenant Reimburses Landlord for Landlord’s Increased Costs. If any such changes requested by Tenant and approved by Landlord increase the cost to Landlord of the construction of the Tenant Improvements shown on the Plans, beyond the Tenant Improvement Allowance Landlord shall provide Tenant with Change Order(s) documenting such increased costs beyond the Tenant Improvement Allowance and Tenant shall reimburse Landlord for such increased costs beyond the Tenant Improvement Allowance pursuant to the payment terms set forth in the Change Order(s).

D.	Costs Defined. The costs charged by Landlord to Tenant pursuant to Paragraph C hereof shall be an amount equal to the costs incurred by Landlord beyond the Tenant Improvement Allowance to:

(a)	review the requested changes (including, without limitation, the cost of retaining outside engineering consultants);

(b)	revise the Plans; and

(c)
cause the Tenant Improvements, as reflected by the revised Plans, to be constructed to the extent those costs exceed the costs that Landlord would have had to pay to cause the Tenant Improvements to be constructed (as reflected by the then-existing Plans) if such changes had not been made.

E.
Change Order Constitutes “Tenant Delay.” If pursuant to the Request for Change Notice, Tenant requests to stop all work in process until it receives a Change Order, or, if any Change Order delays Landlord’s completion of the Tenant Improvements shown on the Plans, then such delay shall constitute a Tenant Delay. However, the first three (3) business days of delays resulting from change orders requested by Tenant (calculated on a cumulative basis), shall not constitute a Tenant Delay, provided only if such delay was not caused by Tenant’s request to stop construction. In addition, if pursuant to the Request for Change Notice, Tenant elects to stop all work in process until it receives a Change Order, such election shall constitute a Tenant Delay.

F.	Design Problem. The term “Design Problem” shall mean an alteration that will:

(a)	adversely affect the Building’s structural integrity as determined by the Landlord or Landlord’s architect;

(b)	possibly damage the building systems, such as the HVAC or electrical system;

(c)	not comply with applicable laws or codes;

(d)	adversely affect the interior or exterior appearance of the Building and/or the Common Areas.

D3 RIGHT OF FIRST REFUSAL.

D3.01                      (a) For purposes of this Lease, the following terms shall have the following meanings:

(i) The "Protected Space" shall mean outlined and identified as the “Protected Space” on Exhibit E.

(ii) The "Initial Tenants" shall mean all occupants of any portion of the Protected Space whose occupancy is pursuant to, under or through a lease with Landlord of such portion of the Protected Space that is in effect on the date of this Lease,

(b) Provided (i) Tenant is the Tenant originally named or Related Entity (defined in Section 13.01) herein, (ii) Tenant actually occupies all of the Premises originally demised under this Lease, or such space is occupied by Tenant or an approved successor and (iii) Tenant ~~is not in~~ has no uncured default under the terms and conditions of this Lease as of the date of the giving of the "RFR Notice" or the "RFR Space Inclusion Date" (as such terms are hereinafter defined), if at any time during the term of this Lease Landlord shall receive an offer to lease all or any part of the Protected Space from any person or entity other than an Initial Tenant (or their affiliates) which Landlord may desire to accept, Landlord shall offer to Tenant the right to lease the RFR Space (as defined below) by notifying Tenant in writing (the "RFR Notice") of the basic terms of such offer. The RFR Notice shall include the base rent, square footage and location of the space (which shall include only the Protected Space covered by the offer such described space being the “RFR Space”), tenant improvement allowance, and term of the offer to lease. If the space described in the offer to lease Landlord receives includes all or a portion of the Protected Space plus other space in the Project, Landlord shall have the RFR Space consist only of the Protected Space or portion thereof covered by the offer without the other space. If the space described in the offer to lease Landlord receives is for only a portion of the Protected Space, Landlord shall have the RFR Space consist of only such portion of the Protected Space. In addition, if the term described in the offer to lease Landlord receives extends beyond the Initial Term of this Lease, Landlord shall have the right, in its sole and absolute discretion, to have the RFR Notice state that the term for the RFR Space will be co-terminus with the Initial Term (and in such case Landlord shall have the right to make an appropriate adjustment to the base rent, tenant improvement allowance and other terms before stating them in the RFR Notice), or to have the RFR Notice state that the term for the RFR Space is the longer term.

D3.02   Tenant may accept the offer set forth in the RFR Notice by delivering to Landlord an unconditional acceptance (hereinafter called the "Tenant Acceptance") of such offer within ten (10) days after delivery by Landlord of the RFR Notice to Tenant. Tenant shall only have the right to accept the RFR Notice in its entirety, not in part, and only on the terms provided in the RFR Notice. If Tenant timely delivers the Tenant Acceptance, the RFR Space shall be added to and included in the Premises on the later to occur of (i) the day that Landlord receives the Tenant Acceptance or (ii) the date such RFR Space shall become available for Tenant's possession as set forth in the notice and if none is set forth in the notice, then determined in accordance with Section D5.03 (hereinafter called the "RFR Space Inclusion Date"). If Tenant does not accept the RFR Notice within the ten (10) day period set forth above, Landlord may (but shall not be obligated to) proceed to lease all or any portion of the RFR Space, and Tenant shall no longer have any rights with respect to the RFR Space whatsoever, whether all or any portion of such space is leased as described in the RFR Notice or otherwise at any time, to any person or entity and under any terms and conditions. Time shall be of the essence with respect to the giving of the Tenant Acceptance.

D3.03  If Tenant delivers the Tenant Acceptance, Tenant agrees to accept the RFR Space in accordance with the terms of the RFR Notice and, if none are stated, then otherwise in its condition and state of repair existing as of the RFR Space Inclusion Date and understands and agrees that except as otherwise set forth in the RFR Notice, Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy. Within thirty (30) days after giving the Tenant Acceptance, Tenant shall execute a lease amendment providing for the addition of the RFR Space to the Premises and the modification of all lease terms affected by the addition of the RFR Space to the Premises. Unless otherwise provided in the RFR Notice, the lease amendment shall provide that the RFR Space shall become available for Tenant's possession within ninety (90) days after the date of the RFR Notice and such date shall be considered the "Scheduled Occupancy Date" described in Section 2.04 of this Lease and the provisions of Sections 2 and 3 shall apply to the Plans for the Tenant Improvements, the construction of the Tenant Improvements, the payment for the Tenant Improvements, the delivery of possession of the RFR Space, the establishment of the RFR Inclusion Date and Commencement Date for the term for the RFR Space.

D3.04  Tenant must accept all RFR Space offered by Landlord at any one time if it desires to accept any of such RFR Space.

D3.05  Notwithstanding the foregoing, Tenant's rights hereunder are subject and subordinate, in each and every respect, to any rights of first refusal, options or other rights, however designated, of any tenant of the Building under any existing Building lease at the time of execution of this Lease.

D3.06  All rights under this Section D3 shall terminate upon the expiration of the Initial Term of this Lease.

D3.07  Landlord shall use its best efforts to comply with the provisions of this Section D3, but its failure to comply shall not constitute an event of default under this Lease.

D4 DEFERRED RENT.

D 4.01
Deferral Periods - As an inducement to rent the Premises, Tenant requests to modify the Base Rent (as that term is defined in the Lease) due for the periods, defined in the table below (collectively called the “Deferral Periods”), and Landlord is willing to do so pursuant to the terms set forth in Section D4.03 below.

Deferral Periods
Lease Month*	Deferral Period
6/1/03 - 6/30/03	the "First Deferral Period"
7/1/03 - 7/31/03	the "Second Deferral Period"
8/1/03 - 8/31/03	the "Third Deferral Period"
9/1/03 - 9/30/03	the "Fourth Deferral Period"
10/1/03 - 10/31/03	the "Fifth Deferral Period"
11/1/03 - 11/30/03	the "Sixth Deferral Period"
12/1/03 - 12/31/03	the "Seventh Deferral Period"
1/1/04 - 1/31/04	the "Eighth Deferral Period"
2/1/04 - 2/29/04	the "Ninth Deferral Period"
3/1/04 - 3/31/04	the "Tenth Deferral Period"
4/1/04 - 4/30/04	the “Eleventh Deferral Period”
5/1/04 - 5/31/04	the “Twelfth Deferral Period”
6/1/04 - 6/30/04	the "Thirteenth Deferral Period"
7/1/04 - 7/31/04	the "Fourteenth Deferral Period"
8/1/04 - 8/31/04	the "Fifteenth Deferral Period"
9/1/04 - 9/30/04	the "Sixteenth Deferral Period"
10/1/04 - 10/31/04	the "Seventeenth Deferral Period"
11/1/04 - 11/30/04	the "Eighteenth Deferral Period"
12/1/04 - 12/31/04	the "Nineteenth Deferral Period"
1/1/05 - 1/31/05	the "Twentieth Deferral Period"
2/1/05 - 2/28/05	the "Twenty-First Deferral Period"
3/1/05 - 3/31/05	the "Twenty-Second Deferral Period"
4/1/05 - 4/30/05	the “Twenty-Third Deferral Period”
5/1/05 - 5/31/05	the “Twenty-Fourth Deferral Period”
The term “Lease Month”, as used herein, shall be defined to mean a full calendar month.

*Predicated upon the first Lease Month commencing on June 2, 2003. If the first Lease Month does not commence on June 1, 2003, all Lease Months identified as the Deferral Periods shall be adjusted accordingly.

D 4.02
Deferral of Base Rent. The amounts defined in the table below the “Deferred Rent”, of the Base Rent due for each Deferral Period will be paid according to Paragraph D4.03 below, and the balance of the Base Rent will be paid according to the Lease.

For Deferral Periods (defined above)	DEFERRED RENT
First Deferral Period	$66,289.33, the "First Deferred Rent"
Second Deferral Period	$66,289.33, the "Second Deferred Rent"
Third Deferral Period	$66,289.33, the "Third Deferred Rent"
Fourth Deferral Period	$66,289.33, the "Fourth Deferred Rent"
Fifth Deferral Period	$66,289.33, the "Fifth Deferred Rent"
Sixth Deferral Period	$66,289.33, the "Sixth Deferred Rent"
Seventh Deferral Period	$66,289.33, the "Seventh Deferred Rent"
Eighth Deferral Period	$66,289.33, the "Eighth Deferred Rent"
Ninth Deferral Period	$66,289.33, the "Ninth Deferred Rent"
Tenth Deferral Period	$66,289.33, the "Tenth Deferred Rent"
Eleventh Deferral Period	$66,289.33. the “Eleventh Deferred Rent”
Twelfth Deferral Period	$66,289.33, the “Twelfth Deferred Rent”
Thirteenth Deferral Period	$33,943.34, the " Thirteenth Deferral Rent"
Fourteenth Deferral Period	$33,943.34, the "Fourteenth Deferral Rent"
Fifteenth Deferral Period	$67,886.67, the "Fifteenth Deferral Rent"
Sixteenth Deferral Period	$33,943.34, the "Sixteenth Deferral Rent"
Sixteenth Deferral Period	$33,943.34, the "Seventeenth Deferral Rent"
Eighteenth Deferral Period	$67,886.67, the "Eighteenth Deferral Rent"
Nineteenth Deferral Period	$33,943.34, the "Nineteenth Deferral Rent"
Twentieth Deferral Period	$33,943.34, the "Twentieth Deferral Rent"
Twenty-First Deferral Period	$67,886.67, the "Twenty-First Deferral Rent"
Twenty-Second Deferral Period	$33,943.34, the "Twenty-Second Deferral Rent"
Twenty-Third Deferral Period	$33,943.34, the “Twenty-Third Deferral Rent”
Twenty-Fourth Deferral Period	$33,943.34, the “Twenty-Fourth Deferral Rent”

D 4.03
Payment of the Deferred Rent. The unpaid total of Deferred Rent, for the Deferral Periods, shall be forgiven by Landlord at the expiration of the Initial Term of this Lease, ~~so~~ provided that Tenant has not suffered an uncured monetary Event of Default for which Landlord has exercised ~~al~~l its remedies under Sections 18.02, 18.03 or 18.04 of the Lease. Upon the occurrence of an Event of Default under the Lease (subject to any cure periods provided to Tenant), and pursuant to the provisions set forth in Section 18 of this Lease, the unpaid Deferred Rent together with accrued and unpaid interest at prime plus two percent (2%) per annum will be due in full and shall be payable.

D 4.04
Confirmation. Landlord and Tenant confirm that this Section D4, DEFERRED RENT is not an amendment of the term “Base Rent” as that term is used in the Lease. Tenant will pay its share of (“Common Area Expenses” or Operating Expenses”) for all other amounts due under the Lease without regard to this Section D4.

D 4.05
Confidentiality - Tenant will not record this Section D4 or a memorandum hereof, and will not otherwise disclose the terms of this Section D4 to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant or any party approved in writing by Landlord.

D5 RIGHT TO TERMINATE EARLY.

D5.01   Provided Tenant shall not have an uncured default under any of the terms of this Lease, Tenant has merged or consolidated with another company and such merger or consolidation requires Tenant to move outside the boundary lines of the State of Michigan, or if such merger or consolidation eliminates the need for the Premises to be used as the corporate headquarters and its ancillary offices by the resultant entity after such merger or consolidation, Tenant shall have the right (the "Tenant Termination Right") to terminate this Lease at the conclusion of the ~~ninety-sixth (96th )~~ eighty fourth (84th) lease month (the "Termination Date") of the Initial Term by paying an early termination fee of One Million Two Hundred Three Thousand Three Hundred Thirty-Six Dollars and 90/100 ($1,203,336.90) (the "Termination Fee"). In order to exercise the Tenant Termination Right, Tenant shall provide written notice to Landlord of its intent to terminate this Lease at least one (1) year prior to the Termination Date and pay the Termination Fee at the time the notice is given. If Tenant does not exercise the Tenant Termination Right, fails to provide Landlord with the one (1) year prior written notice, or fails to pay the Termination Fee at the time the notice is given, this Tenant Termination Right shall automatically terminate. This Tenant Termination Right is personal to Tenant and may not be transferred nor assigned in any way, except in connection with the above described merger or consolidation or to a Related Entity. Notwithstanding the foregoing, this right shall apply only to such space leased at the time of the execution of this Lease and shall not include space related to any Rights of First Refusal, Options, or other rights, howsoever designated in this Lease, unless Tenant also pays all unamortized cost related to such other space.

D5.02   Provided Tenant shall not have an uncured default under any of the terms of this Lease, in the event Landlord places a “Restricted Name” (as listed below) on the top of the Building during the Initial Term of the Lease, Tenant shall have the right (the "Restricted Name Termination Right") to terminate this Lease without the payment of any termination fee. In order to exercise the Tenant Termination Right, Tenant shall provide written notice to Landlord of its intent to terminate this Lease within thirty (30) days after the earlier of (i) the installation of the Restricted Name or (ii) written notice from Landlord that it intends to install a Restricted Name on the top of the Building. If Tenant does not exercise the Restricted Name Termination Right, fails to provide Landlord written notice within the thirty (30) day period, or if Landlord shall send a written notice of revocation of installation of the Restricted Name to tenant within ten (10) days after the delivery of the Tenant’s exercise notice and thereafter promptly remove the Restricted Name for the top of the Building, this Restricted Name Termination Right shall automatically terminate. This Restricted Name Termination Right is personal to Tenant and may not be transferred nor assigned in any way, except in connection with the above described merger or consolidation or to a Related Entity. The following are the “Restricted Names” :

McLeodUSA
Allegiance
XO
TDS Metrocom
Choice One
Sage Telecommunications
SBC Ameritech
Focal
Qwest
AT&T
Talk America
Bullseye

D6 WORK PERFORMED BY TENANT.

Tenant and Tenant’s agents and contractors may enter the Premises prior to completion of the Tenant Improvements in order to make the Premises ready for Tenant’s use and occupancy by means of activities including, but not limited to, furniture, telephone, and data installation and cabling as applicable. Such entry prior to completion of the Tenant Improvements is conditioned upon Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees working in harmony and not interfering with Landlord and Landlord’s contractors in doing the Tenant Improvements or with other tenants and occupants of the Building. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease (including, without limitation, all insurance agreements), except as to the covenant to pay Rent thereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Tenant Improvements, the same being at Tenant’s sole risk. Landlord agrees to cooperate with Tenant and Tenant’s agents and contractors. Landlord, or its agent, shall retain physical control of the job site.

D8 TENANT REVIEW RIGHT.

Provided no Event of Default exists under the Lease, Tenant shall have the right, at its sole cost and expense, to review Landlord’s records at the Manager’s office relating to Real Estate Taxes and Operating Expenses for the Base Year and any subsequent year solely for the purpose of determining the amounts paid by Tenant pursuant to Section 6 of this Lease. However, Tenant may only conduct a review (i) upon reasonable notice to Landlord so as to allow Landlord sufficient time to compile its records and make them available to Tenant at Manager’s office and upon reimbursement to Landlord for its costs and expenses incurred in connection with such review; (ii) not more than sixty (60) days after Tenant receives the Annual Statement of Real Estate Taxes and Operating Expenses for the subject year, regardless of whether the year in question is the Base Year or any subsequent year; (iii) not more than once during any Lease Year; and (iv) by using an internal auditor or an independent certified public accountant acceptable to Landlord in all respects which are not working for Tenant on a contingency fee basis.

D9 NON-DISTURBANCE.

In the event of subordination of this Lease, the subordination shall be conditioned upon the agreement of the mortgagee or lessor that in the event of foreclosure or the assertion of any other rights under the mortgage or lease, this Lease and the rights of Tenant hereunder shall continue in effect and shall not be terminated or disturbed so long as Tenant continues to perform and no Event of Default exists under this Lease. Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its existing lender within thirty (30) days after the date hereof.

D10 OPTION TERM.

Provided that no default exists under this Lease and provided no default shall have existed within a period of one (1) year prior to the notification hereunder by Tenant, Tenant shall have the right to extend the Initial Term of this Lease for two (2) terms of five (5) Lease Years each (individually an "Option Term" and collectively the "Option Terms"), provided that Tenant shall deliver to Landlord written notice of its election to extend the Term of this Lease at least twelve (12) months prior to the expiration date of the Initial Term of this Lease. The failure of Tenant to exercise its right to extend the Lease for any Option Term shall void all subsequent Option Terms. Terms, covenants and conditions applicable to the Option Term shall be as then promulgated by Landlord, except as hereinafter specifically set forth. Except for the granting of this Option Term and except as expressly otherwise provided herein this Lease, the rent shall be adjusted as below. The Initial Term and the Option Terms, if exercised, are sometimes collectively referred to hereinafter as the "Term". Base Rent for each Option Term shall be as follows: the rent for the Option Terms shall be at 90% of then prevailing market levels for comparable renewal space at the Building but not, in any event, less than the Base Rent payable at the end of the then current Term.

Approved by Tenant:

TENANT:
LDMI TELECOMMUNICATIONS, INC.,
  a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO

EXHIBIT E

PROTECTED SPACE

Approved by Tenant:

TENANT:
LDMI TELECOMMUNICATIONS, INC.,
  a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO